Registration No. 333-106839

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        Post-Effective Amendment No. 1 to
                                   Form SB-2/A


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
                  ---------------------------------------------
                 (Name of small business issuer in its charter)

                                     Nevada
            --------------------------------------------------------
            (State or jurisdiction of incorporation or organization)

                                      5075
             -------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   88-0492134
                      -------------------------------------
                      (I.R.S. Employer Identification No.)

114 West Magnolia Street, Suite 400-142              101-5219 192nd Street
         Bellingham, WA 98225                     Cloverdale, BC Canada V3S 4P6
        Telephone: 360-392-3902                     Telephone: 604-882-6520
        Telecopy: 360-733-3941                      Telecopy: 604-882-6521
----------------------------------------       ---------------------------------
 (Address and telephone number of               (Address and telephone number of
    principal executive offices)                  principal place of business)

                           Jason McDiarmid, President
                     114 West Magnolia Street, Suite 400-142
                              Bellingham, WA 98225
                             Telephone: 360-392-3902
                             Telecopy: 360-733-3941
            --------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                 James R. Kruse
                                 Kevin C. Timken
                        Kruse Landa Maycock & Ricks, LLC
                          Eighth Floor, Bank One Tower
                                50 West Broadway
                           Salt Lake City, Utah 84101
                             Telephone: 801-531-7090
                             Telecopy: 801-531-7091

 As soon as practicable after the effective date of this registration statement.
                (Approximate date of proposed sale to the public)

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

                                3,000,000 Shares

                     Essential Innovations Technology Corp.

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This prospectus relates to the resale of up to 3,000,000 shares of common stock held by the selling stockholders. The selling stockholders may offer and sell such shares using this prospectus in transactions at a fixed offering price of $1.25 per share until our common stock is traded on the OTC Bulletin Board or other securities exchange, at which time the selling stockholders may sell shares in transactions:


         (i)      in the over-the-counter market or otherwise;

         (ii) at market prices, which may vary during the offering period, or at negotiated prices; and

         (iii) in ordinary brokerage transactions, in block transactions, in privately-negotiated transactions, or otherwise.

The selling stockholders will receive all of the proceeds from the sale of their shares and will pay all underwriting discounts and selling commissions relating to the sale of those shares.

We have agreed to pay the legal, accounting, printing and other expenses related to the registration of the sale of the shares pursuant to this prospectus, which we estimate will total approximately $150,000.


An investment in our shares involves certain risks. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 AND THE REST OF THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.


Our common stock is not traded in any established trading market. No securities broker or dealer has agreed to make a market for our common stock after this offering. We cannot assure that any viable trading market will exist for our common stock following this offering.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


              The date of this prospectus is _______________, 2004.

                         Prospectus Summary Information


         This prospectus summary contains an overview of the information from the prospectus, but may not contain all of the information that is important to you. This prospectus includes specific terms of the offering of our common stock, information about our business, and financial data. We encourage you to read this prospectus, including the Risk Factors section beginning on page 4, in its entirety before making an investment decision.


         As used in this prospectus, the terms "we," "us" and "our" refer to Essential Innovations Technology Corp., a Nevada corporation, and our wholly owned subsidiaries, Essential Innovations Corporation, a Canadian corporation, and Essential Innovations Asia Ltd., a Hong Kong company.

Essential Innovations Technology Corp.

         Essential Innovations Technology Corp. is providing eco-friendly lifestyle enhancement technologies for the betterment of energy, water, air and health. Our primary efforts are focused on the commercialization and market entry strategies for our proprietary EI Elemental Heat Energy System, which uses efficient geothermal heat exchange, or geoexchange, technology at its core and is currently being used to heat and cool our Canadian research and development plant.

Financial Condition and Ability To Continue as a Going Concern

         We are a development-stage company and have had only minimal revenue from operations. For the fiscal year ended October 31, 2003, we incurred a net loss of approximately $2.4 million, and our cumulative loss from our inception through October 31, 2003, was approximately $3.2 million. At October 31, 2003, we had a net stockholders' deficit of approximately $339,000. Accordingly, the independent auditors' reports accompanying our audited consolidated financial statements as of fiscal years ended October 31, 2003 and 2002, included in this prospectus, states that conditions exist that raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. See consolidated financial statements.

Our Business

     EI Elemental Heat Energy System


         We are currently focused on commercialization of our EI Elemental Heat Energy System. For nearly two years we have been using a prototype to both heat and cool our research and development headquarters in British Columbia. We have now installed prototypes into pilot projects in the field and have commenced selling and installing the EI Elemental Heat Energy System.


         The core technology of our EI Elemental Heat Energy System is a geothermal heat pump, referred to in the industry as a geoexchange or heat exchange technology. Over time, we intend to add a number of enhancements to the core technology; however, the EI Elemental Heat Energy System is a complete and functional system using only the core technology.

         We continue to seek potential land acquisitions that would provide us the opportunity to participate in potential eco-sustainable development of the land that would incorporate our EI Elemental Heat Energy System as well as potential other technologies. We believe such a demonstration development would allow us to test the installation and production aspects of our technologies, market a project, and offer a new environmentally sensitive method of development to other home and resort developers.

     Other Technology

         We also are developing a line of water treatment and purification systems. These units can be designed to meet the water quality requirements of municipal or rural water for residential or commercial applications at the point at which the water enters the building.

History and Corporate Information


         Essential Innovations Technology Corp. was incorporated on April 4, 2001, under the laws of the state of Nevada. Our wholly owned subsidiaries are Essential Innovations Corporation, federally incorporated under the laws of Canada on February 9, 2001, to perform research and development for the EI Elemental Heat Energy System, and Essential Innovations Asia Ltd., a Hong Kong company incorporated on April 9, 2002.

         Our United States office is located at 114 West Magnolia Street, Suite 400-142, Bellingham, Washington 98225. Our telephone number is 360-392-3902 and our facsimile number is 360-733-3941. Our administrative, research and development facility is located at #101 - 5219 192nd Street, Cloverdale, British Columbia, Canada V3S 4P6. Our telephone number at that facility is 604-574-9595 and our facsimile number there is 604-574-9597.


         Currently, our principal place of business is located at our administrative, research and development facility in British Columbia, as are the majority of our executive officers and substantially all of our physical assets.

Summary Consolidated Financial Data


         The following summary of historical consolidated financial information for the nine-month period ended July 31, 2004, the fiscal years ended October 31, 2003 and 2002, and from the date of inception through July 31, 2004, is derived from our unaudited and audited consolidated financial statements included in this prospectus:

                                                         Nine           Fiscal          Fiscal
                                                     Months Ended     Year Ended      Year Ended       Cumulative
                                                        July 31,      October 31,     October 31,        (Since
                                                          2004           2003             2002          Inception)
                                                     --------------  --------------  --------------  ---------------
STATEMENT OF OPERATIONS DATA:
   Sales..........................................   $          --   $           --  $        8,544  $        8,544
   Loss for the period............................      (1,226,735)      (2,410,137)       (613,341)     (4,322,878)
   Loss per share-basic and diluted...............           (0.10)           (0.23)          (0.07)
   Weighted average shares........................      11,708,162       10,583,026       9,394,841

BALANCE SHEET DATA (as at):
   Working capital (deficit)......................   $    (841,742)  $     (413,233) $     (220,408) $     (841,742)
   Total current assets...........................          27,742           29,619           6,568          27,742
   Long-term debt.................................              --               --              --              --
   Total stockholders' equity (deficit)...........        (785,274)        (338,735)       (186,340)       (782,274)


                                  RISK FACTORS

Risk Factors Relating to our Business

         We are insolvent, are in arrears on current accounts and on salaries and wages to our employees, and may fail to continue as a going concern.

         We have incurred substantial operating losses and negative cash flows from operations since inception, and our obligations and commitments for the year ended October 31, 2003, exceeded the cash we had available. We are currently insolvent and we are in arrears on our current accounts and on salaries and wages to our employees. As a result of these conditions, substantial doubt exists about our ability to continue as a going concern, which has been noted by our auditors in their reports on our consolidated financial statements for the year ended October 31, 2003 and 2002.


         We currently have no significant operating capital and will need to raise additional capital to implement our business plan.

         We presently have no significant operating capital. We believe that we will need to raise approximately $1,500,000 to be able to meet our preliminary production targets by the end of fiscal year 2005. We have no commitments for that funding, and we cannot provide any assurance that we will raise any meaningful amount of capital. We will need to seek additional financing from the sale of equity or from commercial lenders or other sources, for which we have no commitments or arrangements, or we will be required to delay the implementation of our business plan.


         Our current liabilities continue to increase, and if those to whom we owe accounts and notes payable were to demand payment, we would be unable to do so.


         At July 31, 2004, we had total current liabilities of approximately $869,000, including accounts payable at approximately $315,000, accrued expenses of approximately $89,000, accrued wages of approximately $169,000, and notes payable to related parties and amounts due to stockholders of approximately $33,000. As of the same date, we had cash of only approximately $13,000. If those to whom these payments are due were to demand immediate payment, as they are entitled to do, we would be unable to make the required payment and would be subject to liability if our creditors chose to enforce their rights, which could result in our bankruptcy and liquidation, at worst. Under such a scenario, our assets would be distributed to our creditors leaving nothing to be distributed to our stockholders.


         We cannot assure that we will be able to commercialize our prototype EI Elemental Heat Energy System.

         We have only completed the construction and successful testing of the core technology of our proprietary EI Elemental Heat Energy System prototype and have not yet completed installation of a pilot project. We may be unable to transition this prototype into an effective or commercially feasible and competitive process. Further, we may be unable to develop or commercialize some or all of our planned enhancements to the EI Elemental Heat Energy System. We may be unable to compete with other manufactures of similar products whether or not we are able to include those enhancements in our EI Elemental Heat Energy System.

         We have not obtained approvals for our EI Elemental Heat Energy System from either the Canadian Underwriters Laboratories or Underwriters Laboratories, and if we are unable to do so, our ability to obtain market acceptance may be limited.

         We intend to submit our EI Elemental Heat Energy system to the Canadian Underwriters Laboratories ("CUL"), Underwriters Laboratories, Inc. ("UL"), or both, for approval, but we have not yet submitted it to either body. It is possible that we will be unable to obtain one or both of these approvals, and such a failure would likely reduce the acceptance of our EI Elemental Heat Energy System in the market.

         Our officers and directors are subject to conflicts of interest, and there is a risk that they will place their interests ahead of ours.

         Dr. David Rezachek and Peter Bond, directors, offer consulting services or are associated with other organizations that may be involved with researching, developing or marketing products that are similar to the products we propose to develop and market. We do not have confidentiality or noncompetition agreements with these directors to limit them from working on or consulting on the development of similar technologies. William Baumgartner is the owner of certain technology that we may attempt to acquire. From time to time, such associations may give rise to conflicts of interest that may not be resolved in our favor.

         We may not succeed if we are unable to attract employees and retain the services of our key personnel.


         Our performance is substantially dependent on retaining current management and key personnel and on recruiting and hiring additional management and key personnel. In particular, as we continue adapting our new technology to commercial applications, we will rely on the expertise of Steve Wuschke, our chief technical officer, Jason McDiarmid, our chief executive officer, and Peter Bond, our chief operating officer. If we are unable to retain these executive officers, or if we are unable to hire suitable sales, marketing and operational personnel, we may not be able to successfully develop, improve, market and sell products based on this new technology. We have not obtained key man life insurance on our officers or directors. Competition for individuals with the qualifications that we require is intense, and we may not be able to attract, assimilate or retain these highly qualified people. The failure to attract, integrate, motivate and retain these employees could harm our business.


         It may be difficult for our stockholders to enforce any civil liabilities against us or our officers or directors because many of our officers and substantially all of our operations are currently outside the United States.

         Many of our assets are located outside the United States, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state.

         If we are unable to protect our intellectual property rights, we may be unable to compete successfully.

         We believe that our success will be dependent to a large extent on proprietary features of our EI Elemental Heat Energy System. We expect that we may continue to use proprietary technologies for future product enhancements. Unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. We have not patented any of our technologies or methods or obtained any copyright or trademark protection, and we have not entered into confidentiality or noncompetition agreements with any of our officers, directors or employees. We cannot be certain that the steps we have taken will prevent unauthorized use of our technology, particularly in foreign countries where applicable laws may not protect our proprietary rights as fully as in the United States. We may be unable to adequately protect our proprietary technology and preclude competitors from independently developing products with functionality or features similar to those of our products.

         We will be exposed to the risk of product liability claims related to the EI Elemental Heat Energy System.

         Any sales of the EI Elemental Heat Energy System will carry significant risks of product liability. We anticipate that purchasers of the EI Elemental Heat Energy System will rely on it for heating and cooling purposes and any failures of the system may cause them damage. We may be unable to obtain product liability insurance or, if we are able to do so, we may be unable to do so at rates that will make it cost-effective. Any successful product liability claim made against us could substantially reduce or eliminate any economic return to our stockholders or us.

         We have chosen to limit the liability of our directors and indemnify our officers and directors to the maximum extent permitted by law, which may result in costs to our Company.

         Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. In addition, our bylaws require us to indemnify our directors and officers and allow us to indemnify our other employees and agents to the fullest extent permitted at law. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for indemnification. Any such claim for indemnification, however, may result in significant costs to us. If we permit indemnification for liabilities arising under the Securities Act of 1933 to directors, officers or controlling persons under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

         Our directors, executive officers and major stockholders exercise significant control over our Company, which will significantly limit the ability of purchasers in this offering to exercise any control over our Company.


         As of December 10, 2004, the directors, executive officers and holders of 5% or more of our outstanding common stock together beneficially owned 6,580,357 shares, or approximately 50.5%, of our outstanding common stock. These stockholders are able to control all matters requiring approval by stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control and may make some transactions more difficult or impossible to complete without the support of these stockholders.


         Fluctuations in the value of the United States dollar as compared to other currencies may affect our financial performance.

         We expect a substantial portion of our revenues to be based on sales and services rendered to customers outside the United States in Canada and Asia. As a result, if the relative strength of the dollar increases as related to the value of the Canadian dollar and the relevant Asian currency, our financial performance would likely be adversely affected and it would become more difficult to compete with entities whose operations were conducted outside the United States in the relevant currencies. We have no plan or policy to utilize forward contracts or currency options to minimize this exposure, and even if these measures are implemented, they may not be cost-effective or fully offset such future currency risks.

Risk Factors Relating to our Common Stock

         There is no established trading market for our securities and such a market may never develop, which would mean that investors might be unable to sell our securities.

         There is currently no public market for our common stock. No one has committed to commence a trading market, and we cannot assure a public market will ever develop. If such a market does develop, our common stock may never trade at or above the offering price.

         There are additional shares of common stock available for future sale, which may adversely affect the price and liquidity of shares purchased in this offering in any public trading market that may develop.


         The sale or potential sale of shares of common stock by our present stockholders could have an adverse effect on any trading market for our common stock that may exist in the future. Of the 13,022,206 shares of common stock currently issued and outstanding, approximately 10.0 million shares were issued in excess of one year ago and more than 8.0 million of those were issued more than two years ago. All of such shares were issued without registration under the Securities Act and are "restricted securities," as that term is defined under the Securities Act. However, after one year has passed after such securities were last purchased from us or one of our affiliates, such shares may be available for resale from time to time by means of ordinary brokerage transactions or to market makers in any trading market that may develop pursuant to Rule 144 under the Securities Act, subject to the requirements and limitations imposed by Rule 144. After two years have passed after such securities were last purchased from us or one of our affiliates, such shares can be sold by nonaffiliates without complying with any of the provisions of Rule
144. The possibility of such resales may have a depressive effect on the price and liquidity of our common stock.


         There are certain rules applicable to our common stock as a "penny stock," and those rules may limit the liquidity and the resale of our common stock.

         The Securities and Exchange Commission, or the SEC, has promulgated rules governing over-the-counter trading in penny stocks, defined generally as securities trading below $5 per share that are not quoted on a securities exchange or Nasdaq or which do not meet other substantive criteria. Under these rules, our common stock is currently classified as a penny stock. As a penny stock, our common stock is currently subject to rules promulgated by the SEC that impose additional sales practice requirements on broker-dealers that might sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to sale. Further, if the price of the stock is below $5 per share and the issuer does not have $2.0 million or more net tangible assets or is not listed on a registered national securities exchange or Nasdaq, sales of such stock in the secondary trading market are subject to certain additional rules promulgated by the SEC. These rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the broker-dealer and the salesperson working for the broker-dealer in connection with the transaction. If a trading market for our common stock develops, these rules and regulations may affect the ability of broker-dealers to sell our common stock, thereby effectively limiting the liquidity of our common stock. These rules may also adversely affect the ability of persons that acquire our common stock to resell their securities in any trading market that may exist at the time of such intended sale.

         There has been no independent due diligence review related to this offering, potential investors cannot rely on any analysis but their own, and there is a risk that such an analysis will be insufficient.


         No securities broker-dealer or other person has been engaged to perform any due diligence or similar review of us, of our common stock, or of this offering on behalf of persons that may purchase common stock in this offering or any other person. Potential investors must therefore rely on their own analysis without the benefit of any objective third-party review of our Company, our common stock, and the statements made in this prospectus. Accordingly, there is a risk that potential investors will be unable to determine whether the price at which the selling stockholders are offering our common stock is reasonable or whether the statements we have made herein are accurate and complete.


         There are substantial options and warrants outstanding, which may limit our ability to obtain financing in the future and which may be exercised when the effect would be to depress the price of the common stock.


         We have issued and outstanding options and warrants to purchase up to an additional 5,560,000 shares of common stock, with the 5,260,000 options having a weighted average exercise price of approximately $0.76 per share and the 100,000 warrants having a weighted average exercise price of approximately $0.25 per share. The existence of such options and warrants may prove to be a hindrance to future financing, and the exercise of options and warrants may further dilute the interests of the stockholders. The possible future resale of common stock issuable on the exercise of such options and warrants could adversely affect the price of our common stock in any trading market that might develop. Further, the options and warrants may be exercised at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.


                           Forward-Looking Statements

         This prospectus contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "could," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend" and similar words and expressions. Statements that describe our future strategic plans, goals or objectives are also forward-looking statements.

         Readers of this document are cautioned that any forward-looking statements, including those regarding us or our management's current beliefs, expectations, anticipations, estimations, projections, proposals, plans or intentions, are not guarantees of future performance or results of events and involve risks and uncertainties.

         The forward-looking information is based on present circumstances and on our predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences from those now assumed or anticipated. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including the risk factors detailed in this document. The forward-looking statements included in this document are made only as of the date of this document.

                              No Net Proceeds to Us

         We will receive no proceeds from the sale of our common stock by the selling stockholders.



                        Common Stock and Dividend Policy

Common Stock

         There is no public trading market for our common stock.


         As of December 10, 2004, we had 13,022,206 shares of common stock issued and outstanding. Of those shares, more than 8.0 million shares were issued more than two years ago, and approximately 10.0 million shares were issued more than one year ago, all of which may be eligible for resale subject to the requirements and limitations imposed by Rule 144. We do not have any shares of preferred stock issued and outstanding. We are registering the resale of 3,000,000 shares of common stock for the selling stockholders identified in this registration statement.

         We have reserved for issuance 5,560,000 shares of common stock upon the exercise of issued and outstanding options and warrants.

         As of December 10, 2004, there were approximately 140 holders of our common stock.


Penny Stock Regulations

         Our stock is presently regulated as a penny stock and broker-dealers will be subject to such regulations that impose additional requirements on us and on broker-dealers that want to publish quotations or make a market in our common stock. See Risk Factors: Risks Related to our Common Stock-- There are certain rules applicable to our common stock as a "penny stock," and those rules may limit the liquidity and the resale of our common stock.

Dividend Policy

         We have never paid cash dividends on our common stock and do not anticipate that we will pay any dividends in the foreseeable future. We intend to reinvest any future earnings to further expand our business.



            Management's Discussion and Analysis or Plan of Operation

         This prospectus contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the audited consolidated financial statements and accompanying notes and the other financial information appearing elsewhere in this prospectus.

Introduction

         Our plan of operation should be reviewed in light of the following uncertainties:

         o Since our inception in February 2001, we have been unable to produce any material revenues.

         o Our cumulative loss is continuing to grow and our accounts payable and loans payable are increasing.

         o We are unable to predict with certainty how soon we will have the EI Elemental Heat Energy System ready to market.

         o Even if we are able to develop and market the EI Elemental Heat Energy Systems in a way that enables us to be competitive with other industry participants, our success will be dependent in many ways on factors outside our control, such as the costs of more traditional heating sources and governmental policies that encourage or discourage the use of nontraditional heating sources.

Plan of Operation


         Over the next 12 months, we hope to continue to develop and commercialize our EI Elemental Heat Energy System and identify a real property acquisition that would provide us the opportunity to install the EI Elemental Heat Energy System in a demonstration project. To date, we have generated no material revenue from our operations, have substantial ongoing losses, and do not have enough cash to satisfy our cash requirements for the next six months. In their reports on our audited consolidated financial statements for the fiscal years ended October 31, 2003 and 2002, our auditors stated that conditions exist that raise substantial doubt as to our ability to continue as a going concern.

         Our net losses for the year ended October 31, 2003, and the three and nine months ended July 31, 2004, of approximately $2.4 million, $320,000 and $1,227,000, respectively, are primarily attributable to research and development and general and administrative costs. As of October 31, 2003, we had total assets of approximately $104,000, total current liabilities of approximately $443,000, and approximately $2,600 in cash. For the fiscal year ended October 31, 2003, research and development and general and administrative costs, and an impairment charge for media credits were the primary contributors to the resulting additional losses for the period. As of July 31, 2004, we had total assets of approximately $84,000, total current liabilities of approximately $869,000, and approximately $13,000 in cash. We continue to have approximately $230,000 owed to providers of professional services that are past due and $33,000 in loans from related parties that have no specified due date. We have been unable to make payments as due on several of our accounts, but none of our creditors has declared us to be in default or threatened legal action as of the date of this prospectus.

         For the fiscal year ended October 31, 2002, we had de minimis revenue of $173 from marketing our geoexchange products and approximately $8,400 from our Asia-based consumer wellness products. This approximate $8,500 aggregate revenue, with a cost of sales of approximately $6,300, constitutes our only revenue since inception. We expect to continue to incur losses at least through fiscal year 2005. In light of the development nature of our Company and the continuing costs of research and development, there can be no assurance that we will generate revenue, achieve or maintain profitability, or initiate and sustain future growth.

         Between inception and July 31, 2004, we obtained net cash of approximately $1,137,000 from financing activities to provide cash of approximately $1,080,000 required to fund operating activities and approximately $43,000 for investments. Financing activities generated approximately $689,000 from the issuance of common and preferred stock, approximately $109,000 in net loan proceeds and approximately $16,000 in tenant inducements. We intend to continue to rely principally on the sale of securities and loans from stockholders and others to meet our cash requirements. The terms of the loans from stockholders are described under "Certain Transactions," page 26 herein. We may seek to sell our common or preferred stock in private placements outside the United States. We have no commitments from anyone to purchase our common or preferred stock or to loan us additional funds. There is no assurance that we will be able to continue to effectively raise capital. Even if we are able to continue to access capital, there is no assurance that we will be able to do so at a cost to us that will be economically viable.

         During the fiscal year ended October 31, 2003, we incurred approximately $1.7 million in general and administrative expenses, $166,000 for research and development expenses, and a charge for impairment of media credits of $440,000, requiring cash of approximately $306,000. We initially recorded the media credits at our best estimate of the fair value of the preferred shares issued in exchange, being $1.10 per preferred share, in accordance with the requirements of FASB Statement 123. In reaching this decision, we determined that the fair value of the consideration given (i.e. preferred shares issued) was more reliably determinable than the fair value of the media credits received in the exchange. The estimated fair value of $1.10 per share was determined after considering, among other things, the fact that common shares were being issued for $1.00 per share in arm's-length, cash-based transactions at or near the date the media credits were acquired. At the time the media credits were recorded as an asset, we believed that we would be able to sell the media credits in a short time period for at least the amount recorded. An impairment charge was subsequently recognized for the fully carrying amount of the media credits only after we failed to successfully locate a buyer for the credits and reached a determination that it was no longer reasonable to expect that we would be able to realize any economic benefit from the asset through sale or use. We have subsequently agreed to redeem the preferred stock for a total payment of $4,000. We have returned all media credits to the seller and, based upon the terms of the agreement and the verbal assurances from Millennium that it was returning the preferred stock certificate to us for cancellation, deemed the preferred shares cancelled and provided stop-transfer instructions to our transfer agent pending physical return of the certificate. During the nine-month period ended July 31, 2004, we incurred approximately $953,000 in general and administrative expenses and approximately $273,000 in research and development expenses. Based on this recent experience and our current level of expenditures, we estimate that we will require cash of approximately $400,000 for research and development expenses and general and administrative expenses per quarter through October 31, 2005, including salaries to officers and directors, in addition to the funds required for our EI Elemental Heat Energy System. Actual expenditures will depend both on the level of our general and administrative requirements and the availability of funds.

         Over the next 12 months, we plan to continue to move towards the full commercialization of the EI Elemental Heat Energy System, including seeking approvals of the Canadian Underwriters Laboratories ("CUL") and Underwriters Laboratories, Inc. ("UL") in early 2005. We have spent several months preparing our submission for those certifications. We have now completed the planning and the necessary material and component lists we will require to manufacture systems for submission and testing, and we expect to have systems ready to be submitted by March 2005. The EI Elemental Heat Energy System has been in operation under in-house testing conditions for nearly two years and is now being put into field-testing and pilot project applications. The first pilot project began in July 2003 and the first phase of the installation, which is the drilling and laying of the geofield, is now complete. The cost for the completion of this first pilot project will be approximately $17,500, including the drilling, installation of the geofield, and the purchase of all the necessary component parts. We have already paid all of the necessary expenses and acquired all of the necessary component parts. Our second pilot project, in a new home near Horseshoe Bay in West Vancouver, British Columbia, is now completely installed and operating successfully. We are now selling and installing the EI Elemental Heat Energy System on a commercial basis.

         We anticipate that we will require approximately $1.5 million for demonstration, complete commercialization and initial marketing of the EI Elemental Heat Energy System prior to the end of our fiscal year ending October 31, 2005. This amount includes the allocation of $50,000 for the filing of patents on the technology as well as up to another $100,000 to apply for and pursue both the CUL and the UL certification approvals for the technology before we are in a position to build and supply complete finished products without further adjustments or enhancements to our manufacturing process. We expect that any limited revenue from the sale of initial units prior to that date will not provide significant funds for further development, commercialization or marketing. We anticipate that we will require a minimum of $500,000 for development of the solar director and the phase change module system enhancements for our EI Elemental Heat Energy System, and that we would require up to $2.0 million for the commercialization of all such enhancements up to the end of 2008. These enhancements are longer term prospects and do not preclude or limit the commercialization of the core system technology and will not affect our initial commercialization of the EI Elemental Heat Energy System.

         Our research and development activities are centered in two areas. The primary focus of our research and development activities is to prepare the EI Elemental Heat Energy System for submission to UL for both safety and efficiency testing, which includes a mechanical redesign and electrical safety conformance. The mechanical redesign entails reconfiguring the existing EI Elemental Heat Energy System to be smaller, more efficient, easier to produce and easier to maintain. The electrical safety conformance involves following strict electrical safety standards for electrical design and production and developing coherent schematics that users, repairmen and safety inspectors can understand. The secondary, but parallel focus, of our research and development activity includes designing manufacturing tools needed to produce the EI Elemental Heat Energy System efficiently. We estimate that our research and development activities will require approximately $100,000 to $150,000 during the fiscal year ending October 31, 2005.


         We have begun a direct sales campaign for additional pilot project installations of the EI Elemental Heat Energy System, as well as for our line of water treatment/purification technologies, beginning in British Columbia, Canada, the site of our research and development operations. We hope to take a 50% advance from clients on sales orders, which would enable us to maintain sales volume and inventory without having to increase significantly our working capital requirement. We have a staff of three salespeople who are to be remunerated via commission, which reduces any increment in fixed salary expenditure.



         We intend to continue to look for other property during the next fiscal year that we can acquire on favorable terms that might allow us to proceed with our vision of environmentally friendly, eco-sustainable land development and permit us to create a built-in market for our EI Elemental Heat Energy System and our line of water treatment/purification technologies.


         We also anticipate that we will require approximately $1.5 million by the end of the 2005 fiscal year to expand our administrative and technical staff, provide the necessary manufacturing equipment, and purchase the required component parts to effectively manufacture our target of 300 units of the EI Elemental Heat Energy System by the end of fiscal 2005.

                              Business and Property

Essential Innovations Technology Corp.

         Essential Innovations Technology Corp. is providing eco-friendly lifestyle enhancement technologies for the betterment of energy, water, air and health. We are focusing our efforts on:

         o commercialization and market entry strategies for our proprietary EI Elemental Heat Energy System, which uses efficient geothermal heat exchange, or geoexchange, technology at its core and is currently being used to heat and cool our Canadian research and development facility;

         o land acquisition to allow us to contribute the property and our technology expertise to a joint venture or partnership with credible development partners for development;

         o development of synergistic industry relationships and alliances, particularly with large builders and developers that recognize environmental sensitivity and energy and water conservation as an important feature of land planning and infrastructure development;


         o execution of product licensing and distribution agreements for our EI Elemental Heat Energy System as well as our water treatment and other products; and


         o development of enhancements to the core technology of our EI Elemental Heat Energy System that we believe would improve its performance and marketability.

EI Elemental Heat Energy System

         Heat pump technology has been used for decades to provide heat supply to residential, commercial and industrial applications. Over the past decade, the industry has begun to embrace the use of geothermal heat pump technology, extracting heat from the earth to provide the necessary energy for a number of applications.

     Core Technology

         Our EI Elemental Heat Energy System is built around a geothermal heat pump, also referred to in the industry as a geoexchange technology. A geothermal heat pump is a renewable energy feature that uses the natural heat storage ability of the earth and/or groundwater to heat or cool a building. The earth absorbs and stores heat energy from the sun. To use that stored energy, heat is extracted from the earth through a liquid medium (groundwater or a propylene glycol solution) and is pumped to the heat pump or heat exchanger and then utilized to heat the building. In the summer, the process is reversed to cool the structure.

         In summer months and in climatic regions of constant heat, our heat energy system transfers excess heat into available groundwater or ground loops containing a liquid heat transfer medium. During the winter months and in climatic regions of constant cold, the opposite occurs with heat being transferred out of available groundwater or ground loops containing a liquid heat-transfer medium.

         Our EI Elemental Heat Energy System is a combination of both the geothermal and air-to-water heat pump technologies and will be classified as a dual or multisource heat pump. We use chlorine-free, commercially available refrigerants that meet applicable environmental requirements and that are effective with the range of operating temperatures of our system.

         We have incorporated a proprietary Artificial Intelligence Controls Diagnostics subsystem, or AICD, designed to regulate and monitor the system for optimum and maximized efficiencies. The AICD supports a personal computer interface with a keypad and a liquid crystal diode, or LCD, screen to make it user-friendly. We will have the ability to incorporate wireless technology with the option to include individual wireless room sensors upon installation.

         The AICD is used to determine the point at which heat energy stored in the earth or groundwater should be extracted and used or at which point heat energy should be transferred to the earth and/or groundwater. The AICD also continually collects data and has been designed to be used with a modem or advanced ethernet connection to gather and collect system information from a remote site. As an example of the uses of AICD, it will enable the system to store historical data relating to the length of time it took the system to reach optimum temperature set point. Then for future run times, that information can be used to start the heating or cooling at precisely the right time to achieve the best temperature set point and when necessary, be able to adjust for variables such as climate and seasonal conditions.

         The AICD is also equipped with a voice correspondence component, which allows the operator to be told about the state of the system operating characteristics and conditions that occur within the unit and its controls. If no sound is preferred, the system voice can be disabled and remote notification can be provided. The system is designed to provide standard notifications, such as the outside temperature, set point and inside temperature, as well as troubleshooting notifications, such as noting the changeover from heating to cooling, the existence of a fouled or dirty filter, and other malfunctions.

         An essential part of our EI Elemental Heat Energy System is the LCD interface. The LCD screen constantly displays active and stored data, providing the operator with quality of service and performance. The keypad is outfitted with simple, easy to understand, colored pads and directional arrows that simplify data collection and storage. Our EI Elemental Heat Energy System also includes the ability to communicate to a personal computer that can display graphical information that can be modified.


         This core technology, which represents the product of our research and development activities, is currently being used in our research and development facility and has now been put into a packaged unit for field testing in our pilot project. In the fiscal years ended October 31, 2003, and October 31, 2002, we spent approximately $166,000 and $159,000, respectively on research and development activities. Although we have a number of planned enhancements to add to this core technology over time, the EI Elemental Heat Energy System is a complete unit using only the core technology, and it is the core technology that we are now beginning to sell and install.


     Planned Enhancements to the EI Elemental Heat Energy System

         There are a number of enhancements to the EI Elemental Heat Energy System that we have in the early stages of development. All of these enhancements will require substantial additional work before we can consider integrating them with the core technology, and we cannot assure that we will ever be able to do so.

         Phase Change Module Technology

         We are working to develop a proprietary phase change module that can store substantial amounts of heat energy at a minimal cost. One or more phase change modules could then be incorporated with the EI Elemental Heat Energy System. We have completed drawings and a preliminary design, but have not yet finalized the design, constructed an actual prototype of the phase change module, or written the software necessary to integrate it into the system. We intend for the phase change module to be used efficiently for either a heat source or a heat storage system. The benefits of the phase change module would be most evident when addressing periods of peak heating demand and peak cooling demand. The ability to use stored heat energy on demand, without having to recreate it, would reduce heating costs. This proprietary subsystem would reduce costs by storing excess heat that would otherwise be wasted and by reducing the size and cost of other system components. Given the current development status and our projected allocation of resources, we do not anticipate being able to integrate this system enhancement with our commercialized core technology any sooner than late 2006.

         Solar Design

         We hope to put into effect a proprietary solar director to use solar energy to reduce the total cost of system operation. We have completed our preliminary design and drawings of the solar director, but have not yet constructed the solar director or written the software necessary to integrate it into the system. We intend for our AICD subsystem to work with the solar director to continually place it in the position to best collect the sun's energy. By collecting and absorbing the sun's energy, the solar director would relieve the load on the geothermal ground loop system, in turn reducing the cost of the heat pump installation by permitting the installation of a smaller ground loop system in the overall design. The heat energy gathered from the sun could then be used to heat domestic hot water, supply heat on demand during the day, or store heat during the day in phase change modules for use at night. Given the current development status and our projected allocation of resources, we do not anticipate being able to integrate this system enhancement with our core technology any sooner than late 2008.

     EI Elemental Heat Energy System Pilot Project and Marketing Development


         We are currently principally focused on commercialization of our EI Elemental Heat Energy System. A prototype with the core technology has been used successfully to both heat and cool our research and development headquarters in British Columbia for nearly two years. This prototype has now been placed into a packaged system. We have identified a private, three-story home in Vancouver, British Columbia, that we will be using as our first field installation and pilot project. In the first week of July 2003, we began the installation process, and in the third week of July, we successfully completed the required drilling and placement of the ground coils into the ground. The next phase of the installation, will see us putting two EI Elemental Heat Energy Systems into the home, one of which will provide radiant floor heating to the first and second floors, while the other will provide heating for the third floor and cooling for the entire house. We anticipate that the home, which is undergoing significant renovations unrelated to our pilot project, will be ready for us to begin the next phase of the installation in July or August 2004. The EI Elemental Heat Energy Systems will be replacing a natural gas furnace and a natural gas hot water heater. Our second pilot installation, in a new home near Horseshoe Bay in West Vancouver, British Columbia, is now completely installed and operating successfully.


         To source potential future sales in the Asian marketplace, we have retained two individuals under consulting agreements to help develop future sales, marketing and distribution channels, as well as to investigate potential strategic alliances or joint ventures, for the EI Elemental Heat Energy System in Asia.

     Approvals


         We intend to submit our EI Elemental Heat Energy System to both the Canadian Underwriters Laboratories ("CUL") and Underwriters Laboratories, Inc. ("UL") for approval in early 2005. We believe that approval by one or more of these organizations will enhance market acceptance of the EI Elemental Heat Energy System. In an effort to prepare for such approvals, we have chosen only component parts that have already received CUL approval, UL approval, or both. However, we have not yet submitted the EI Elemental Heat Energy System to the

CUL or UL for approval, and we cannot provide any assurance that we will ultimately receive the approval of either organization.


     Additional Niche Marketing Opportunity

         We are exploring a strategic opportunity we have identified to market our EI Elemental Heat Energy System to native communities as an environmentally friendly, economical heating and cooling alternative.

         We are working to establish demonstration projects for our EI Elemental Heat Energy System in British Columbia, Canada, while exploring access to other marketplaces with the goal of initiating projects to provide a baseline reference to market to the indigenous communities of broader Canada, the United States, Australia and New Zealand.

         As one example, in Whistler, British Columbia, the Squamish Nation and Mt. Currie Indian Band have announced that during the summer of 2004 they will begin construction of a cultural center to serve high tourism demand. Whistler is a year-round resort destination of international caliber and the site of many of the events of the 2010 Winter Olympics recently awarded to Vancouver. We are currently negotiating with the Squamish Nation and the Mt. Currie Indian Band for the installation of the EI Elemental Heat Energy System in the cultural center to provide a visible application of our EI Elemental Heat Energy System.

         Offices of the Whistler, British Columbia, and Canadian governments are cooperating in this project, which we believe would expose our product in local, regional, national and international media.

     Pricing


         The EI Elemental Heat Energy System has a retail price ranging between $3,000 and $12,000 depending upon the system sizing and features, with no units available between one and ten tons of heating and cooling capacity.

         In addition to the cost of the system, there will be a significant installation requirement for drilling and ground coil placement of from $5,000 to $20,000, dependent upon the drilling and trenching requirement. We anticipate that a typical total price for the system and installation will be between $15,000 and $40,000 for a standard residential installation. Although the cost of geoexchange technology has a higher initial capital cost than more conventional heating and cooling technologies, the user will realize substantially reduced operating costs, with payback periods on that additional upfront cost typically between three to seven years, depending on local electrical power rates.


     Other Technology

         We also have developed a line of water treatment and purification systems. These units can be designed to meet the requirements of a variety of residential or commercial applications treating municipal or rural water supplies and purifying municipal or rural water at the point at which it enters the building. System configuration and technologies can be customized depending on the water contaminants and the particular production volume and the post-treatment water quality requirements. Technologies that may be included in the overall system designs include media filtration, specific cartridge filtration, ion exchange, reverse osmosis, distillation, ozonation and ultraviolet sterilization.

         We have also acquired aeration technology that we believe has potential application as a waste water technology or as a mixing apparatus within water treatment systems. Although a provisional patent application was filed for this technology, we have not filed a full patent application and have no plans to do so at this time. Accordingly, we do not now have, and may never acquire, the protection that a patent would provide. As a result, others may develop identical or substantially similar technology and we would be unable to prevent them from bringing it to market. We currently do not have any plans to develop or use the aeration technology we have acquired, although we intend to retain it because we hold it under an agreement that imposes no obligations on us other than the obligation to pay royalties to the person from whom we acquired the technology in the event we are successful in using it commercially.

Competitive Business Conditions

         There are a number of companies already active in the areas of heat exchange technology development and distribution that are substantially larger and better funded than we are and that have significantly longer histories in the respective marketplace. Our principal competitors for the commercialization of our EI Elemental Heat Energy System will be Econar Energy Systems, Water Furnace International and Climate Master, as well as others, almost all of which have greater financial, technical, managerial and marketing resources than we.

         We believe competition in marketing heat exchange technology is based principally on the initial price of units as compared both with other heat exchange systems and traditional systems, the period estimated to be required to recoup any higher installation costs from energy savings during operation, the reliability of the system, public familiarity with and acceptance of heat exchange systems, and the reputation of the manufacturer.

         In our effort to address competition, we have initiated discussions with a number of large developers for joint venture or partnership possibilities. In seeking relationships with developers, we emphasize the possible public image benefits from using environmentally friendly technologies, as well as marketing and revenue benefits. We also believe that by acquiring land, we may be able to contribute land to a project to attract a developer for a possible joint venture. We would require in a joint venture that development of the property use our technology throughout, so that we can create our own market to use our technology.


         In an effort to address competition, we also recruited Peter Bond, a former principal in both Water Furnace International and Climate Master, Inc., two of our competitors in the industry, to join our board of directors in August 2003. In October 2003, Mr. Bond agreed to serve as our chief operating officer, and we expect Mr. Bond to take a very active role in the commercialization and manufacturing of our EI Elemental Heat Energy System. Mr. Bond was instrumental in the development of Water Furnace International and Climate Master, Inc.


Consultants


         We maintain a consulting agreement with Paul Yu, a resident of Vancouver, British Columbia. Mr. Yu's agreement was entered into as of October 1, 2003, for a term of one year, for which he was paid an aggregate of 50,000 shares of common stock upon entering into the agreement. Mr. Yu is the owner of a print shop, and his public relations services have consisted largely of printing our promotional and sales materials. Mr. Yu's agreement has been renewed for an additional two-year term for an additional issuance of 150,000 shares of common stock.


Millennium Capital Quest Corp.

         In February 2003, we entered into an agreement with Millennium Capital Quest Corp., or Millennium, under which Millennium would provide us with certain investor financial relations, public relations, and consulting services. As part of its service package, Millennium offered us the opportunity to purchase $25 million in retail rate card media credits, or the media credits, for $12.5 million. The media credits purportedly represented the right to purchase advertising by television, print, radio, Internet, magazine, facsimile, direct mail and telephone. At the time, Millennium assured us that it would be able to assist us with the resale of the media credits. We agreed to purchase the media credits and paid Millennium 400,000 shares of preferred stock, with an agreement to pay the remainder of the purchase price upon the resale of the media credits.

         The preferred stock we issued to Millennium was convertible into common stock upon the later of 18 months after the date of the agreement (which would be August 14, 2004), or 180 days after our initial public offering, provided that Millennium had raised a minimum of $10 million through the initial public offering. The preferred stock was redeemable by us at $0.01 per share if the media credits were not honored by the providers or if any media credits remain unused after their expiration.

         Millennium was unsuccessful in its efforts to assist us in reselling the media credits. Based on this lack of success, we first took an impairment charge against the recorded value of the media credits. See Management's Discussion and Analysis or Plan of Operation: Plan of Operation. Subsequently, in June 2004, we entered into an agreement with Millennium that permitted us to terminate the agreement and redeem the preferred stock at the contractual $0.01 per share price. We have returned the media credits to Millennium and, based upon the terms of the agreement and the verbal assurances of Millennium that it was returning the preferred stock certificate to us for cancellation, deemed the preferred shares cancelled and provided stop transfer instructions to our transfer agent pending physical return of the certificate.

Properties


         Our United States office is located in Bellingham, Washington. Our administrative, research and development facility is currently located in British Columbia, Canada, occupying approximately 18,900 square feet. We have performed significant leasehold improvements to the site. Our current lease expires in 2007 and has two additional two-year renewal options. We believe that these facilities will be more than adequate in the future for our continued research and development needs.

         We intend to maintain our research, development and manufacturing in the lower mainland region of British Columbia, Canada, for the foreseeable future because:


         o We believe this particular geographic region is home to other alternative energy companies.

         o We know of no other manufacturer of geoexchange technology in Western Canada.

         o We believe there are available, educated, human resources with particular educational and work experience in the alternative energy field.

         o The Canadian government has programs to grant initiatives and joint environmental development projects and that may enable us to expedite our research and development efforts as we move toward commercialization of the EI Elemental Heat Energy System with members of the federal and provincial funding agencies.

         o This area has strong business and cultural connections to Asia, particularly the Pacific Rim, which we believe will facilitate dealing with Asian customers, our Asian subsidiary and our potential Asian strategic associates.

         o Travel from Vancouver to numerous destinations in Asia is available on a regular, nonstop basis.

         o We believe we can continue research and development efforts in Canada more economically than in the United States because of the relative strength of the Canadian dollar.

Legal Proceedings

         We are not a party to any material pending proceedings, and no material legal proceedings have been threatened by us or, to the best of our knowledge, against us.

                                   Management

         All of the directors will serve until the next annual meeting of stockholders or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the board of directors and are appointed to serve until the first board meeting following the annual meeting of stockholders.

         The following table sets forth the name, age, and position of each of our current directors and executive officers:

                Name            Age               Title
------------------------------ ------ ------------------------------------------

Jason McDiarmid                  34   President, Chief Executive Officer
                                        and Director
Steve Wuschke                    30   Chief Technical Officer and Director
Kenneth G.C. Telford             55   Secretary/Treasurer, Chief Financial
                                        Officer and Director
Peter Bond                       66   Chief Operating Officer and Director
David Rezachek, Ph.D., P.Eng.    54   Director
William Yang, P.Eng.             58   Director
William Baumgartner, P.Eng.      74   Director
Jeane Manning                    64   Director
Russell White                    61   Director


         The principal occupation, title and business experience of our executive officers and directors during the past five years, including the names and locations of employers, are indicated below.

Executive Officers

         Jason McDiarmid has been our president, chief executive officer and a director since 2001. Mr. McDiarmid is a 1994 graduate of the British Columbia Institute of Technology in the Department of International Trade and Transportation. From 1997 through 1999, Mr. McDiarmid served as president and founder of Global Diversification Investment Corporation, a company with which he created, wrote, published and distributed "Diversity; Gearing your Funds Toward a Successful Portfolio," a stock market newsletter publication sold throughout North America. That newsletter publication, which provided publicly-traded companies the opportunity to advertise to a network of new potential investors, ceased publication in 1999. From 1999 through 2001, Mr. McDiarmid was not actively seeking employment and was investigating opportunities in the renewable energy field and working with other of our principals on matters preliminary to our incorporation. Mr. McDiarmid currently resides in British Columbia, Canada.

         Steve Wuschke has served as our chief technical officer and a director since 2001. Mr. Wuschke is a 1996 honors graduate of Kwantlen University from the Department of Robotics and Automation. Following graduation, he completed the Technical Project Management Program at Simon Fraser University in British Columbia. From 1996 to 2001, Mr. Wuschke was lead project manager for special interface designs working directly with research and development for Delta Controls Inc., a globally recognized automation and controls company. During his time at Delta Controls, Mr. Wuschke was assigned to Chicago for a year where he worked on contract for Arrowhead Environmental as an applications engineer designing and implementing building automation systems for high-rise hotels, commercial and institutional buildings. During his schooling, Mr. Wuschke received the "Presidents Award of Excellence" for academic achievement and built an electric vehicle for his final thesis project. Mr. Wuschke is the inventor whose proprietary designs we will implement and proceed to patent in the development of our EI Elemental Heat Energy System. He will serve as head of our research and development program and oversee design and testing of the heat energy system. Mr. Wuschke currently resides in British Columbia, Canada.

         Kenneth G.C. Telford has been our chief financial officer, secretary and a director since January 1, 2003. Mr. Telford is both a Chartered Accountant (Canada) and Certified Public Accountant (USA). Mr. Telford has been a partner in Telford Sadovnick, PLLC, Certified Public Accountants in the United States since 1998. Mr. Telford served as the chief financial officer and secretary for Brek Energy Corporation, a publicly traded company, from July 1, 2000, to October 31, 2003. Mr. Telford was also previously a partner in Sadovnick Telford + Skov Chartered Accountants in Canada from 1994-2001 and in the international accounting firm Touche Ross & Co. (now Deloitte & Touche), as well as chief operating officer and chief financial officer of an automotive rental company called Tropical Rent a Car Systems, Inc. Mr. Telford has advised numerous companies, operating in both North America and Asia Pacific, on a broad range of financial and business matters. Mr. Telford currently resides in Hong Kong, SAR, China.


         Peter Bond has been our chief operating officer since October 2004 and a director since August 2003. Mr. Bond has over 18 years experience in the energy conservation industry at various levels including management, advisory and consulting. Since 1999, Mr. Bond has served as the general manager of Koax Corporation, a manufacturer of heat pump components, responsible for all facets of operating the manufacturing facility for heat pump components such as engineering, marketing, sales and day-to-day plant operations. From 1997-1999, Mr. Bond served as the director of plant operations for Climate Master, Inc. of Oklahoma City, Oklahoma. He was in charge of the entire plant, including the reorganizing of the manufacturing facility for Climate Master, Inc. From 1993 to 1997, Mr. Bond was a principal of and investor in Earth Energy Technologies of Billings, Montana. From 1984 through 1993, he served with Water Furnace International Industries (WFI Industries) in various capacities from a principal and an officer to a role as a consultant, to his final role as the chief operating officer in his last three years there. Mr. Bond currently resides in Oklahoma City, Oklahoma, USA.


Board of Directors

         Dr. David Rezachek, Ph.D., P.Eng., has more than 25 years of experience in energy and environmental systems research, design, demonstration, analysis, engineering and project management. He has been a registered professional mechanical engineer in the state of Hawaii for more than 16 years. He has also served as project manager for dozens of projects in the areas of renewable and conventional energy, energy efficiency and conservation, electric and hybrid vehicles, alternative fuels, energy and engineering education, and environmental engineering. Since 1993, he has been the president of Rezachek and Associates, an environmental consulting firm. Many of these projects involved research, development, demonstration and commercialization of new and relatively untested technologies, systems and concepts. Prior to completing his Ph.D. in 1991, Dr. Rezachek completed a Master's thesis on the "Application of Heat Pumps to Residential Water Heating (Evaluation of Solar Assisted Heat Pumps)," which relates directly to our first prototype development, the "EI Elemental Heat Energy System," providing us a wealth of direct and applicable experience and knowledge towards this proprietary innovation. Dr. Rezachek currently resides in Oahu, Hawaii, USA.

         William Yang, P.Eng., has substantial engineering project management experience, having been employed with the Canadian Federal Government (Transport Canada and Department of Energy, Mineral Mine and Resources) from 1976 to 1981 and in private sector industry (General Motors of Canada) from 1973 to 1976. From 1981 to 1999, he was involved in the power-engineering sector working with China Light and Power Company in Hong Kong, one of the largest power companies in southeast Asia. With China Light and Power, he was responsible for implementing strategic planning and new power plant studies (coal, gas and nuclear plants) with business partners that included Exxon, ARCO and Guangdong Electric of China. His responsibilities also included the handling of contract negotiations worth multimillions in fuel and shipping agreements. Mr. Yang was awarded a degree in Mechanical Engineering from Queens' University in Kingston, Ontario, in 1973, and is a member of the Associations of Professional Engineers of Ontario. Most recently, Mr. Yang has been responsible for sourcing and facilitating our new business development, project management and marketing activities in Asia. Mr. Yang currently resides in Shenzhen, China.

         William Baumgartner, P.Eng., is an experienced hands-on engineer with over 30 years expertise in scientific and engineering programs involving research, planning, design, management and construction with West Coast Transmission Company, a large client of both GE and Westinghouse in the development of jet engines and large-scale turbines, from 1968 through 1976. Since then, while traveling throughout Europe, Asia and Australia, he began to successfully manufacture and market boundary layer pumps and turbines for multiple applications based on Tesla principles of design. Mr. Baumgartner is a practical experimenter, building and developing all his own prototypes while at the same time having the theoretical understanding of technologies, coupled with the ability to communicate the ideas and methodology. Mr. Baumgartner designed and built his first Tesla (boundary layer) air turbine in 1973. The boundary layer pump utilizes the boundary layer friction within the working fluid to produce a pumping effect or turbine effect, and in certain applications far exceeds the efficiency and other performance characteristics of other pumps and turbines. Mr. Baumgartner has successfully manufactured and marketed his boundary layer pumps in small quantities around the world since the late 1970s. Mr. Baumgartner currently resides in British Columbia, Canada.

         Jeane Manning is a freelance journalist and published author who since 1981 has traveled throughout North America and Europe to report on new-energy technologies. During past years, she worked as a newspaper reporter and editor. She previously served as a board member on two other new-energy organizations, one of which is Blue Energy focusing on the use of tidal power for energy creation. Ms. Manning received her B.A. degree in sociology (cum laude) from the University of Idaho in 1963. Her articles and essays have appeared in numerous energy journals as well as several books, and in her most recent book, "The Coming Energy Revolution," she provides us with an intriguing and insightful look at the forces behind the free-energy movement. Ms. Manning currently resides in British Columbia, Canada.

         Russell White has more than 25 years experience in corporate management. Mr. White spent 33 years employed by Pfizer, Inc., serving as Regional Sales Manager for the Mid-Atlantic Region for 10 years, where he supervised 10 district managers and 125 sales representatives. Mr. White was inducted into Pfizer's Hall of Fame in 1995. Since his retirement from Pfizer in 1999, Mr. White has engaged in management consulting and currently serves as the Senior Assistant Soccer Coach for Union University. Mr. White received a B.S. degree in biology from Henderson State University in Arkadelphia, Arkansas, in 1965 and served in the United States Army from 1965-67.

Executive Compensation

         The following table sets forth, for the last three fiscal years of the Company, the annual and long-term compensation earned by, awarded to, or paid to the person who was our Chief Executive Officer. No officer or employee earned in excess of $100,000 in any of the last three fiscal years:

                                                                         Long-Term Compensation
                                                                    ------------------------------
                                       Annual Compensation                 Awards         Payouts
                               ------------------------------------ --------------------- --------
        (a)            (b)        (c)         (d)          (e)         (f)        (g)       (h)     (i)
                                                                               Securities
                                                                    Restricted Underlying           All
                     Year                             Other Annual    Stock    Options/    LTIP    Other
 Name and Principal  Ended                            Compensation   Award(s)    SARs     Payouts Compen-
      Position       Oct. 31   Salary ($)  Bonus ($)       ($)         ($)       (no.)      ($)    sation ($)
------------------- ---------- ----------- ---------- ------------- ---------- ---------- ------- -----------
Jason McDiarmid        2003      4,743(1)      --       10,000(2)       --        --        --        --
  President            2002     10,671         --        2,182(2)       --        --        --        --
  (CEO)                2001     18,523         --           --          --        --        --        --
_______________

(1) Of the amount due Mr. McDiarmid for the fiscal year ended October 31, 2003, we paid him $4,743 and accrued but deferred payment of $126,508, of which $85,258 was forgiven as described below.
(2)  Vehicle lease.

         In September 2003, we formalized agreements with Mr. McDiarmid and certain other officers under which they agreed to forsake and waive any claim to payment of the salaries that have accrued and were unpaid at July 31, 2003, in consideration of the issuance of options to purchase shares of our common stock at the price of $0.75 per share. Mr. McDiarmid forgave $85,258 and received options to purchase 113,000 shares of our common stock under this agreement.


         Effective August 1, 2003, our board of directors approved agreements with Messrs. Jason McDiarmid, our chief executive officer, Kenneth Telford, our chief financial officer, and Steve Wuschke, our chief technical officer, at annual amounts of $165,000, $150,000, and $132,000, respectively. Through the date of this prospectus, payments due to each of these officers from August 1, 2003, forward have been accrued but unpaid. Although we will not pay these amounts until such time as the board of directors determines that we have sufficient financial resources to commence payment, significant portions of these accrued but unpaid amounts were converted into common stock in March 2004 and October 2004. See Certain Transactions: Stock and Option Issuances. Mr. Telford has assigned the right to receive amounts due to him to Denon Capital Strategies, Ltd., an entity of which he is a director.

Equity Compensation Plan Information


         As of December 10, 2004, we had authorized securities for issuance under equity compensation plans that had not been approved by the stockholders, but none under equity compensation plans that were approved by the stockholders. The following table shows the aggregate amount of securities authorized for issuance under all equity compensation plans as of December 10, 2004:

                                                                                            Number of securities
                               Number of securities to be                                 remaining available for
                                issued upon exercise of     Weighted-average exercise      future issuance under
                                  outstanding options,         price of outstanding      equity compensation plans
                                      warrants and              options, warrants          (excluding securities
                                         rights                     and rights            reflected in column (a))
        Plan Category                     (a)                          (b)                          (c)
---------------------------------------------------------------------------------------------------------------------
Equity compensation
    plans approved by
    security holders.......                    --                      --                           --

Equity compensation
    plans not approved by
    security holders.......             5,560,000                      $0.78                        --
                                        ---------
Total......................             5,560,000                      $0.78                        --
                                        =========


These options are immediately vested (with the exception of 75,000 options that vest in March 2005), have exercise prices ranging from $0.25 to $1.50, and expire beginning in 2007 and ending in 2012.

Indemnification of Officers and Directors

         Our articles of incorporation and bylaws provide for the indemnification of our officers, directors and others to the maximum extent permitted by Nevada law. Accordingly, our officers and directors would be entitled to indemnification under a variety of circumstances, which may include liabilities under the Securities Act of 1933.

         Insofar as indemnification under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act of 1933 and therefore is unenforceable.

Limitation on Liability

         Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. In addition, our bylaws require us to indemnify our directors and officers and allow us to indemnify our other employees and agents to the fullest extent permitted at law. At present, we are aware of no material pending litigation or proceeding involving any director, officer, employee or agent in which indemnification will be required or permitted. We are not aware of any threatened litigation or preceding that might result in a claim for indemnification. If we permit indemnification for liabilities arising under the Securities Act to directors, officers or controlling persons under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.


         A majority of our directors and the auditors who reported on our financial statements for the fiscal year ended October 31, 2002, are residents of Canada. As a result, it may be difficult for our stockholders residing in the United States to effect service of process within the United States upon such directors and experts who are not residents of the United States. It may also be difficult to realize in the United States upon judgments of courts of the United States predicated upon civil liability of such directors and experts under the United States federal securities laws. Canadian courts may not (i) enforce judgments of United States courts of competent jurisdiction obtained against such directors or experts predicated upon the civil liabilities provisions of such securities laws, or (ii) impose liabilities in original actions against such directors and experts predicated solely upon such securities laws. Accordingly, United States stockholders may be forced to bring actions against our directors and experts under Canadian law and in Canadian courts in order to enforce any claims that they may have against such directors and experts. Subject to necessary registration under applicable provincial corporate statutes in the case of a corporate stockholder, Canadian courts do not restrict the ability of nonresident persons to sue in their courts.



                             Principal Stockholders


         The following table sets forth certain information as of December 10, 2004, with respect to the beneficial ownership of the our common stock by each beneficial owner of more than 5% of the outstanding shares of our common stock, each director, and all executive officers and directors as a group, specifically indicating the number of shares of common stock owned by each such person and group and the percentage of our common stock so owned. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated:

      Stockholder(1)                                           Description                  Number          %(2)(3)
------------------------------------------------------------- ----------------------- ---------------- -------------
Common Stock:

  Morpheus Financial Corp.(4)...............................  Common stock                 1,100,000       8.4%
    (Principal stockholder)                                   Options                        500,000       3.7
    Room 603-4 Valley Centre                                  Warrants                        50,000       0.4
    80-82 Morrison Hill Road                                                              ----------
    Wanchai, Hong Kong                                                                     1,650,000      12.6


  Ecogenics Limited(5)......................................  Common stock                   800,000       6.1
    (Principal stockholder)
    # 1703, 17th Floor
    Hing Yip Commercial Centre
    272-284 Des Voeux Rd Central
    Hong Kong SAR

  Fannie Mao Guterres.......................................  Common stock                   790,580       6.1
    (Principal stockholder)
    1004 - 2680 Bayshore Drive
    Vancouver, B.C.
    V6G 3H6

  Stevan Perry..............................................  Common stock                 1,006,360       7.7
    (Principal stockholder)                                   Options(6)                     803,000       5.8
    #101-5219 192nd Street                                                            ----------------
    Cloverdale, BC, Canada V3S 4P6                                                         1,809,360      13.1


  Jason McDiarmid...........................................  Common stock                   846,667       6.5
    (Principal stockholder, director and officer)             Options(6)                     913,000       6.6
    #101-5219 192nd Street                                                            ----------------
    Cloverdale, BC, Canada V3S 4P6                                                         1,759,667      12.6

                                       24

      Stockholder(1)                                           Description                  Number          %(2)(3)
------------------------------------------------------------- ----------------------- ---------------- -------------
  Steve Wuschke.............................................  Common stock                   977,243       7.5
    (Principal stockholder, director and officer)             Options(6)                     912,000       6.5
    #101-5219 192nd Street                                                            ----------------
    Cloverdale, BC, Canada V3S 4P6                                                         1,889,243      13.6


  Kenneth G.C. Telford......................................  Common stock                   649,507       5.0
    (Director and officer)                                    Options(6)                     575,000       4.2
    #101-5219 192nd Street                                                            ----------------
    Cloverdale, BC, Canada V3S 4P6                                                         1,224,507       9.0


  William Baumgartner.......................................  Common stock                    70,000       0.5
    (Principal stockholder                                    Options(6)                     100,000       0.8
     and director)                                                                    ----------------
    #101-5219 192nd Street                                                                   170,000       1.3
    Cloverdale, BC, Canada V3S 4P6

  William Yang .............................................  Common stock                    50,000       0.4
    (Director)                                                Options(6)                     100,000       0.8
    #101-5219 192nd Street                                                            ----------------
    Cloverdale, BC, Canada V3S 4P6                                                           150,000       1.1


  Jeane Manning.............................................  Common stock                     5,000       0.0
    (Director)                                                Options(6)                      50,000       0.4
    #101-5219 192nd Street                                                            ----------------
    Cloverdale, BC, Canada V3S 4P6                                                            55,000       0.4


  David Rezachek............................................  Common stock                    25,000       0.2
    (Director)                                                Options(6)                      50,000       0.4
    #101-5219 192nd Street                                                            ----------------
    Cloverdale, BC, Canada V3S 4P6                                                            75,000       0.6


  Peter Bond................................................  Common stock                   260,000       2.0
    (Director)                                                Options (6)                    200,000       1.5
    #101-5219 192nd Street                                                            ----------------
    Cloverdale, BC, Canada V3S 4P6                                                           460,000       3.5


  Russell White.............................................  Options(7)                      75,000       0.6
    (Director)
    #3 Deepwood Drive
    Jackson, TN

All officers and directors
  as a group (9 persons)....................................  Common stock                 2,883,417      22.1
                                                              Options(6)(7)                2,975,000      18.6
                                                                                      ----------------
                                                                                           5,858,417      36.6%
                                                                                      ================
-----------------

(1) Except as otherwise noted, shares are owned beneficially and of record, and such record stockholder has sole voting, investment and dispositive power.
(2) Without giving effect to the sale of any shares by such stockholders in the offering. See Selling Stockholders at page 31.
(3) Calculations of total percentages of ownership outstanding for each individual assume the exercise of currently vested options held by that individual to which the percentage relates. Percentages calculated for totals of all executive officers and directors as a group assume the exercise of all vested options held by the indicated group.
(4)  The control person for Morpheus Financial Corp. is Queenie Cheung.
(5)  The control person for Ecogenics Limited is Sytske Kimman.
(6) These vested options and immediately-exercisable warrants give the holders the right to acquire shares of common stock at prices ranging from $0.25 to $1.50 per share with various expiration dates ranging from 2007 to 2012.
(7) 37,500 have an exercise price of $1.00 per share and 37,500 have an exercise price of $1.50 per share and expire on July 1, 2010.

                              Certain Transactions

Stock and Option Issuances

         At April 30, 2001, we issued an aggregate of 70,000 shares of our common stock to Diana Allen, William Baumgartner, David Rezachek, and Jeane Manning, all members of our board of directors on that date, at the par value of $0.001 per share, in recognition of their service on our board of directors.

         In April 2002, William Baumgartner, a member of our board of directors, purchased 20,000 shares of our common stock for a total of $10,000, or $0.50 per share.

         In April 2003, William Baumgartner, a member of our board of directors, purchased 35,000 shares of our common stock for a total of $35,000, or $1.00 per share.


         Kenneth G.C. Telford joined us in January 2003 under an agreement that provided for him to serve as our chief financial officer, providing his own staff. Effective in August 2003, before that agreement expired, we entered into a subsequent agreement with Mr. Telford to provide those services, which does not require him to provide staff. Mr. Telford continues to provide us his services under that agreement. Under those agreements, Mr. Telford and his staff earned an aggregate of $90,454 in fees and expenses, 175,000 shares of our common stock, and options to purchase another 475,000 shares of our common stock at prices ranging from $0.50 to $1.00 per share during the fiscal year ended October 31, 2003. During the nine-month period ended July 31, 2004, we accrued $75,840 in fees and expenses under that agreement. At Mr. Telford's request, all fees and expenses under the agreements have been paid to Denon Capital Strategies, Ltd., an entity of which he is a director.


         In September 2003, the board of the Company ratified an agreement entered into on July 31, 2003, and agreed to issue 67,000 additional shares of our common stock to Mr. Telford, upon the conversion of $50,000 owed to him in accrued but unpaid fees at an agreed conversion rate of $0.75 per share. At Mr. Telford's request, those shares were issued in the name of Denon Capital Strategies, Ltd. Also in September 2003, we agreed to issue to Mr. Telford 200,000 shares of our common stock as consideration for his agreement to enter into the subsequent agreement with us.

         In March 2004, we agreed to issue 119,019 shares of common stock to Mr. Telford in conversion of $89,264 in accrued but unpaid fees and expenses. At Mr. Telford's request, those shares were issued in the name of Denon Capital Strategies, Ltd.

         On March 1, 2004, we issued options to purchase 150,000 shares of common stock to Russell White in recognition of his agreement to serve on our board of directors. Of these options, 75,000 were vested upon their grant (37,500 of which have an exercise price of $1.00 per share and 37,500 of which have an exercise price of $1.50 per share) and expire on July 1, 2010; the other 75,000 options become vested on March 1, 2005 (37,500 of which have an exercise price of $1.00 per share and 37,500 of which have an exercise price of $1.50 per share) and expire on March 1, 2010.


         In September 2003, we agreed to issue 25,000 shares of our common stock to Peter Bond in recognition of his agreement to serve on our board of directors.


         In September 2003, the board of the Company ratified agreements entered into on July 31, 2003, with three of our executive officers, two of whom are also directors, to issue options to purchase an aggregate of 278,000 shares of our common stock, upon the conversion of a total of $208,786 owed to them in accrued but unpaid salary. Also in September 2003, we agreed to issue the same three executive officers options to purchase an aggregate of 650,000 shares of our common stock as consideration for their agreements to enter into new employment agreements with us.


         In March 2004, we entered into informal agreements with four of our executive officers, three of whom are directors, to issue 421,486 shares of common stock upon the conversion of $316,115 in accrued but unpaid salary. Those agreements were not reduced to writing.

         In October 2004, we agreed to issue 225,000 shares of common stock to our director Peter Bond in recognition of his agreement to serve as our chief operating officer. At the same time, we granted Mr. Bond options to purchase 300,000 shares of our common stock--150,000 of those options were immediately exercisable (75,000 of which have an exercise price of $1.00 per share and 75,000 of which have an exercise price of $1.50 per share) and the remaining 150,000 options vest on September 15, 2005, subject to Mr. Bond's continued employment with us (75,000 of those options have an exercise price of $1.00 per share and 75,000 have an exercise price of $1.50 per share).

         In October 2004, we agreed to issue an aggregate of 368,000 shares of our common stock to four of our executive officers, three of whom are also directors, upon conversion of a total of $276,000 in accrued but unpaid salary.


Loans

     Morpheus Financial Corporation

         On June 1, 2001, Morpheus Financial Corporation, of which our director William Yang was then a director and deemed the beneficial owner, purchased 400,000 shares of our common stock for a total of $100,000, or $0.25 per share.

         Since our inception, we have borrowed a total of $103,342 from Morpheus Financial Corporation. William Yang, a member of our board of directors, was a principal of Morpheus until September 2003. Of those loans, $30,000 were loaned under an agreement that we will repay them when we are able to do so and that we will pay 12% interest on the principal amount equaling $3,600, regardless of when repayment is made. As additional consideration for the granting of the $30,000 loan, we also issued to Morpheus a five-year warrant to purchase 50,000 shares of our common stock at a price of $0.35 per share. These loans were not the result of arm's-length negotiations; however, we believe them to be on terms as favorable as or more favorable to us than we would have been able to obtain elsewhere. During the fiscal quarter ended April 30, 2003, Morpheus agreed to convert $72,645 of the $103,440 balance outstanding into 290,580 shares of our common stock, or at $0.25 per share. The shares were recorded at their estimated fair value of $145,790, calculated by reference to our board of directors' determination as to the value of the shares at the time of the settlement, and we recognized an additional expense of $72,645. At the date of this prospectus, the remaining loan amount now outstanding to Morpheus totals $33,600, including interest. (See note 5 to our audited consolidated financial statements for the fiscal year ended October 31, 2003.)

     Norm Wuschke

         In April 2002, we borrowed CDN$45,000 (approximately US$30,000 as of the date of the loan) from Norm Wuschke. Mr. Wuschke is the father of Steve Wuschke, a member of our board of directors and our chief technology officer. This loan was to be repaid when we were able to do so and required us to pay 12% interest on the principal amount, regardless of when repayment was made. As additional consideration for the granting of the loan, we also issued to Mr. Wuschke a five-year warrant to purchase 50,000 shares of our common stock at a price of $0.35 per share. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. On February 4, 2003, the principal amount of the loan was repaid with the accrued interest paid April 9, 2003. This loan was repaid in full by converting $20,000 of the loan amount into 80,000 shares of common stock and repaying the remaining $12,547 of principal and accrued interest in cash. (See note 5 to our audited consolidated financial statements for the fiscal year ended October 31, 2003.) The shares were recorded at their estimated fair value of $40,000, calculated by reference to our board of directors' determination as to the value of the shares at the time of the settlement, and as a result, we recognized additional expense of $20,000.

     Steve Wuschke

         On April 1, 2003, Steve Wuschke, a director and executive officer of ours, loaned us CDN$45,000 (approximately US$30,600 as of the loan date). The loan is at 8% per annum interest, with monthly interest-only payments, and the entire principal due on or before April 1, 2004. As partial consideration for making the loan, we granted Mr. Wuschke warrants to purchase 50,000 shares of our common stock, expiring in 2012, with 25,000 of the warrants exercisable at $0.25 per share and the remaining 25,000 exercisable at $0.50 per share. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See note 5 to our audited consolidated financial statements for the fiscal year ended October 31, 2003.)


         In January 2004, we borrowed an additional $31,704.24 from Mr. Wuschke. This loan is unsecured, without specific terms of repayment, and does not bear interest. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See Note 3 to the unaudited interim financial statements for the nine-month period ended July 31, 2004.)


     Jason McDiarmid

         On October 1, 2003, we borrowed $33,000 from Jason McDiarmid, our president and chief executive officer. The loan is payable on demand after March 31, 2004, accrues interest at the rate of 12%, regardless of the date of repayment, and is unsecured. As additional consideration for making the loan, we also issued to Mr. McDiarmid options to purchase 25,000 shares of our common stock at an exercise price of $0.25 per share and options to purchase 25,000 shares of our common stock at an exercise price of $0.50 per share, all of which are exercisable until January 1, 2011. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See note 5 to the audited consolidated financial statements for the fiscal year ended October 31, 2003.)

         On October 20, 2003, we borrowed $10,000 from Jason McDiarmid, our president and chief executive officer. The loan is payable on demand after March 31, 2004, accrues interest at the rate of 9% per year, calculated and payable monthly, and is unsecured. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See note 5 to the audited consolidated financial statements for the fiscal year ended October 31, 2003.)


         In January 2004, we borrowed an additional $31,703.37 from Mr. McDiarmid. This loan is unsecured, without specific terms of repayment, and does not bear interest. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See Note 3 to the unaudited interim financial statements for the nine-month period ended July 31, 2004.)

         In March 2004, we issued 76,618 shares of common stock to Mr. McDiarmid upon the conversion of $57,464 of principal and accrued interest due under these loans.


         In October 2004, we borrowed an additional $95,833.33 from Mr. McDiarmid. This loan is unsecured, without specific terms of repayment, and does not bear interest. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere.


     Kenneth G.C. Telford

         In two installments on August 14, 2003, and September 1, 2003, we borrowed an aggregate of CDN$6,000 (approximately US$4,300) on the dates of the installments. This loan is payable on demand after March 31, 2004, accrues interest at the rate of 9% per year, calculated and payable monthly, and is unsecured. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See note 5 to the audited consolidated financial statements for the fiscal year ended October 31, 2003.)

         In March 2004, we issued 10,975 shares of common stock to Mr. Telford upon the conversion of $5,008 in principal and accrued interest due on this loan and an additional $3,186 in advances made by Mr. Telford on our behalf.

     Stevan Perry


         In January 2004, we borrowed $31,703.37 from Mr. Perry. This loan is unsecured, without specific terms of repayment, and does not bear interest. This loan was not the result of arm's-length negotiations; however, we believe its terms to be as favorable as or more favorable to us than we would have been able to obtain elsewhere. (See Note 3 to the unaudited interim financial statements for the nine-month period ended July 31, 2004.)


                            Description of Securities

         We are authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value.

Common Stock


         As of December 10, 2004, we had 13,022,206 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Holders of common stock do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of stockholders is able to elect the entire board of directors, and if they do so, minority stockholders would not be able to elect any members to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute.


         Our stockholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences.

         Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends on the common stock in the foreseeable future.


         As of December 10, 2004, we had reserved for issuance on exercise of options and warrants an aggregate of 5,560,000 shares of common stock, with the 5,560,000 options having a weighted average exercise price of approximately $0.78 per share and the 100,000 warrants having a weighted average exercise price of $0.25 per share.


Preferred Stock


         Under our articles of incorporation, our board of directors is authorized, without stockholder action, to issue preferred stock in one or more series and to fix the number of shares and rights, preferences and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution of our company and voting rights, if any. As of December 10, 2004, no shares of preferred stock were issued and outstanding.


                              Selling Stockholders

         The following table sets forth certain information regarding beneficial ownership of common stock of each selling stockholder and as adjusted to give effect to the sale of the common stock offered through this prospectus:


                                       Before Offering                                After Offering
                                     ------------------                       -------------------------------
                                                                 To Be
  Name of Beneficial Owner                Number(1)             Registered      Number(1)      Percentage
  ------------------------                ---------             ----------      ---------      ----------
Steve Wuschke(2)                           977,243               25,000          952,243           7.3%
Kenneth G.C. Telford(3)                    649,507               90,000          559,507           4.3
Peter Bond(4)                              260,000               20,000          240,000           1.8
Stevan Perry                             1,006,360               45,000          961,360           7.4
Morpheus Financial Corp.(5)              1,100,000              300,000          800,000           6.1
Ecogenics Limited(6)                       800,000              300,000          500,000           3.8
Fannie Mao Guterres(7)                     790,580              125,000          665,580           5.1
J. Carl Guterres                            22,000               11,000           11,000           *
Maria Paskalidis                            88,000               44,000           44,000           *
Katherine Tam                              219,000               99,000          120,000           *
Marco Abenante                             474,600              180,000          294,600           2.3
Carmine Clemente                            22,000               11,000           11,000           *
David Fiorvento                             22,000               11,000           11,000           *
Michael Villafuerte                         22,000               11,000           11,000           *
Paul Yu                                    334,985              116,000          218,985           1.7
Geoff Shoji                                 44,000               44,000               --           *
Troy Wood                                   22,000               11,000           11,000           *
Ryan Wallace                                54,000               33,000           21,000           *
Erick Factor                                22,000               22,000               --           *
Lyle Hampton                               122,000               11,000          111,000           *

                                       30

                                       Before Offering                                After Offering
                                     ------------------                       -------------------------------
                                                                 To Be
  Name of Beneficial Owner                Number(1)             Registered      Number(1)      Percentage
  ------------------------                ---------             ----------      ---------      ----------
Rory Stowell                                40,000               20,000           20,000           *
Billy Paskilidis                            58,680               48,680           10,000           *
Constantine Paskilidis                      20,000               10,000           10,000           *
Michael Scanlan                             20,000               10,000           10,000           *
Russell Gowanlock                           10,000                5,000            5,000           *
Kenn Buxton                                 48,000               12,000           36,000           *
Dominic Stann                               10,000                5,000            5,000           *
Aaron Davison                               15,000                5,000           10,000           *
Cliff Wuschke                               50,000               50,000               --           *
Lesley Punt                                 10,000                5,000            5,000           *
Graham Boothby                              10,000                5,000            5,000           *
Jacek Zielinski                             53,750               40,000           13,750           *
Melissa Youseffi                            20,000               10,000           10,000           *
Robert Marsh                                13,700                5,000            8,700           *
Advantage Trading Ltd.                      10,000                5,000            5,000           *
Harry Paskilidis                            20,000               10,000           10,000           *
Marc Maurer                                 10,000                5,000            5,000           *
Avrum Miller                                20,000               10,000           10,000           *
Carmine Risi                                10,000                5,000            5,000           *
Karri Wu                                    20,000               10,000           10,000           *
Thomas Tournier                             10,000                5,000            5,000           *
Jason Haywood                               10,000                5,000            5,000           *
Che Koostra-Nair                             6,667                3,334            3,333           *
Norm Wuschke                                80,000               40,000           40,000           *
Autoworld Sales & Leasing                  100,480               52,724           47,756           *
John McCandless                            100,250               40,000           60,250           *
Jessica Patrick                             50,000               10,000           40,000           *
Vickie Lam                                  25,000               10,000           15,000           *
Rodica Cimpan                                5,000                5,000               --           *
Agnes Lam                                    5,000                5,000               --           *
Lam Metal                                   10,000               10,000               --           *
Sidney Skerritt                             10,000                5,000            5,000           *
Edward Lin                                  40,000               20,000           20,000           *
Luc Delestrade                              32,303                5,000           27,303           *
Mark Spurr                                   3,898                3,666              232           *
Richard McDiarmid                          150,000               55,000           95,000           *
Dave Speers                                 66,162               44,284           21,878           *
Matthew Norman                               6,000                6,000               --           *
Neil Nijjer                                  4,000                4,000               --           *
Jean Paul Marques                            4,000                4,000               --           *
Michele Falco                                8,000                8,000               --           *
Ryan Dunn                                   30,000               10,000           20,000           *
Aaron Dunn                                  30,000               10,000           20,000           *
Marc Mathys                                 10,000               10,000               --           *
SOTA Instruments, Inc.                      50,000               10,000           40,000           *
Miriam Campos                               50,000               50,000               --           *
Paul Guterres                               72,000               47,320           24,680           *

                                       31

                                       Before Offering                                After Offering
                                     ------------------                       -------------------------------
                                                                 To Be
  Name of Beneficial Owner                Number(1)             Registered      Number(1)      Percentage
  ------------------------                ---------             ----------      ---------      ----------
Jack Quist                                  20,000               20,000               --           *
Selwyn Deokiesingh                          10,000               10,000               --           *
Laura Taylor                                10,000               10,000               --           *
Dylan Mahood                                 2,500                2,500               --           *
Karly Mahood                                 2,500                2,500               --           *
Garrett Greene                               4,000                4,000               --           *
Linda White                                 25,000               25,000               --           *
Russell White(8)                            25,000               25,000               --           *
Adam Brown                                  10,000               10,000               --           *
Thomas Adamson                              10,000               10,000               --           *
Andrew Lewis                                10,000               10,000               --           *
Estrella Valerio                            10,000               10,000               --           *
Clarke Nakamoto                             12,000               12,000               --           *
Lorne McDiarmid                              5,000                5,000               --           *
Cathy McDiarmid                              5,000                5,000               --           *
Grant Ritchie                               10,000               10,000               --           *
Kyle McDiarmid                              30,000               10,000           20,000           *
Shane Higgins                                2,000                2,000               --           *
Angelita Fabros                             16,000               16,000               --           *
Christy Fabros                              25,000               25,000               --           *
Thelma Hietbrink                            10,000               10,000               --           *
Fred Choy                                   10,000               10,000               --           *
Josephine Copon                             75,000               25,000           50,000           *
Franco Cortese                              55,000               55,000               --           *
Massimo Nicoletti                           25,000               25,000               --           *
Johnny Mah                                  15,000               15,000               --           *
Geotech Drilling                            10,000               10,000               --           *
David Bridger                               25,000               10,000           15,000           *
Ruth Findlay                                10,000               10,000               --           *
Sean Piekaar                                63,774               41,896           21,878           *
Chris Watson                                10,000               10,000               --           *
Terry Eyton                                 10,000               10,000               --           *
Bryce Eyton                                 10,000               10,000               --           *
Shinji Hayama                               73,440               73,440               --           *
Jennifer Anderson                            5,000                5,000               --           *
Lexcorp International                       17,668               17,668               --           *
Greg Page                                   10,000               10,000               --           *
Jeremy Oliver                               15,000                5,000           10,000           *
Kevin Wuschke                               20,000               10,000           10,000           *
Yoshitaka Takeuschi                         25,000               25,000               --           *
Corrine Humphrey                           250,000               34,988          215,012           1.8
Heather Speers                              10,000               10,000               --           *
James D. Roberts                            40,000               40,000               --           *
Doug Lockhart                               20,000               20,000               --           *

                                       32

                                       Before Offering                                After Offering
                                     ------------------                       -------------------------------
                                                                 To Be
  Name of Beneficial Owner                Number(1)             Registered      Number(1)      Percentage
  ------------------------                ---------             ----------      ---------      ----------
Brenda Lockhart                             20,000               20,000               --           *
                                         ---------            ---------        ---------
    Total                                9,569,047            3,000,000        6,569,047
                                         =========            =========        =========
-----------------

* Less than 1%.

(1)  Excludes options. See Principal Stockholders at page 24.
(2)  Mr. Wuschke is our chief technical officer and a director.
(3) Mr. Telford is our secretary/treasurer, chief financial officer and a director. Mr. Telford owns 360,155 shares in his own name and, as a director of Denon Capital Strategies Limited, is deemed the beneficial owner of 186,019 shares held by Denon Capital Strategies Limited.
(4)  Mr. Bond is chief operating officer and a director.
(5)  Morpheus Financial Corporation is a principal stockholder.
(6)  Ecogenics Limited is a principal stockholder.
(7)  Fannie Mae Guterres is a principal stockholder.
(8)  Mr. White is a director.



                              Plan of Distribution

Determination of Offering Price


         Our board of directors has determined the $1.25 per share offering price based on its subjective assessment of our business prospects, including its assessment of the potential of our research and development efforts, particularly with regard to EI Elemental Heat Energy System, our management team, as well as current market conditions and opportunities. Ultimately, however, potential investors should understand that the offering price was established arbitrarily and does not bear any relationship to our assets, book value, or other traditionally recognized criteria of value.


Sales by Selling Stockholders

         Sales by the selling stockholders will be at a fixed price of $1.25 per share until our common stock is traded on the OTC Bulletin Board or other securities exchange. At that time, the selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

         o an exchange distribution following the rules of the applicable exchange;

         o        privately negotiated transactions;

         o short sales or sales of shares not previously owned by the seller;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale; or

         o        any other lawful method.



         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commission or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. To our knowledge, none of the selling stockholders is a broker-dealer or affiliated with a broker-dealer.

         The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person that has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling stockholders and their officers, directors, employees and agents, and each person that controls any selling stockholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling stockholder has agreed to indemnify us and our directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

         If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement, of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

         There is no assurance that the selling stockholders will sell any or all of the common stock in this offering.


                                Legality of Stock

         The legality under Nevada law of the common stock to be sold by the selling stockholders has been passed upon for us by Kruse Landa Maycock & Ricks, LLC.


                    Where You Can Find Additional Information

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the common stock sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and the accompanying exhibits and schedules. For further information about us and our common stock, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other document to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of these materials may be obtained at prescribed rates from the public reference room of the Securities and Exchange Commission at Room 1300, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.


         We are subject to the reporting requirements of the Securities Exchange Act of 1934, and we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Copies of these materials, when filed, may be obtained at prescribed rates from the public reference room of the Securities and Exchange Commission at Room 1300, 450 Fifth Street, N.W., Washington, D.C. 20549. Our SEC filings are also available to you free of charge at the Securities Exchange Commission's web site at http://www.sec.gov.


                              Change in Accountant

         On December 24, 2003, we dismissed KPMG, LLP, of Vancouver, British Columbia, Canada ("KPMG"), as our principal accountant to audit and report on our financial statements for the year ended October 31, 2003. The decision to dismiss KPMG was made with the approval of our board of directors.

         The reports of KPMG on our financial statements consisting of consolidated balance sheet as of October 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended October 31, 2002 and 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. KPMG's opinion in its report on our consolidated financial statements as of and for the years ended October 31, 2002 and 2001, expressed substantial doubt with respect to our ability to continue as a going concern and contained a separate paragraph stating "the Company has not generated positive cash flow from operations since inception that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         In connection with our audits for the fiscal years ended October 31, 2002 and 2001, and any subsequent interim period preceding the dismissal of KPMG, there were no disagreements with KPMG or reportable events on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         On January 8, 2004, our board of directors approved the engagement of Peterson Sullivan PLLC ("Peterson"), Seattle, Washington, as independent accountant and auditor to report on our financial statements for the year ended October 31, 2003.

         No consultations occurred between us and Peterson during the two most recent fiscal years and any subsequent interim period prior to Peterson's appointment regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on our financial statements, or other information provided that was considered by us in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1)(v) of Regulation S-K.

                     ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
                          (A Development Stage Company)

                          INDEX TO FINANCIAL STATEMENTS



                                                                           Page

INDEPENDENT AUDITORS' REPORT................................................F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.....................F-2

FINANCIAL STATEMENTS FOR THE YEARS ENDED OCTOBER 31, 2003
AND 2002

    CONSOLIDATED BALANCE SHEET..............................................F-3
    CONSOLIDATED STATEMENTS OF OPERATIONS...................................F-4
    CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT AND
       COMPREHENSIVE LOSS...................................................F-5
    CONSOLIDATED STATEMENTS OF CASH FLOWS...........................F-6 and F-7
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.......................F-8 - F-21

FINANCIAL STATEMENTS FOR THE THREE AND NINE MONTHS ENDED
JULY 31, 2004

    CONSOLIDATED BALANCE SHEET.............................................F-22
    CONSOLIDATED STATEMENTS OF OPERATIONS..................................F-23
    CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT AND
       COMPREHENSIVE LOSS..................................................F-24
    CONSOLIDATED STATEMENTS OF CASH FLOWS.........................F-25 and F-26
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS......................F-27 - F-36

[Peterson Sullivan PLLC Letterhead]



                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Essential Innovations Technology Corp.
Bellingham, Washington


We have audited the accompanying consolidated balance sheet of Essential Innovations Technology Corp. (a development stage company) and subsidiaries as of October 31, 2003, and the related consolidated statements of operations, stockholders' deficit and comprehensive loss and cash flows for the year then ended and for the period from February 9, 2001 (date of inception) to October 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company (a development stage company) and subsidiaries as of October 31, 2003, and the results of their operations and their cash flows for the year then ended and for the period from February 9, 2001 (date of inception) to October 31, 2003, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated positive cash flow from operations since inception and has an accumulated deficit of $3,206,084 at October 31, 2003. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peterson Sullivan PLLC

Peterson Sullivan PLLC
Seattle, Washington
January 9, 2004

KPMG LLP
Chartered Accountants
PO Box 10426  777 Dunsmuir Street                       Telephone (604) 691-3000
Vancouver BC  V7Y 1K3                                   Telefax  (604) 691-3031
Canada                                                  www.kpmg.ca


REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM


To the Board of Directors
Essential Innovations Technology Corp.


We have audited the accompanying consolidated statements of operations, cash flows and stockholders' equity and comprehensive loss of Essential Innovations Technology Corp. (a development stage enterprise) for the year ended October 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards established by the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of the Company's operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has not generated positive cash flow from operations since inception that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


KPMG LLP (signed)

Chartered Accountants
Vancouver, Canada
April 23, 2003



KPMG LLP, a Canadian limited liability partnership is the Canadian member of KPMG International, a Swiss nonoperating association.

                                     ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
                                          (A Development Stage Company)

                                           CONSOLIDATED BALANCE SHEET
                                                October 31, 2003
                                           (In United States Dollars)

               ASSETS
 Current Assets
     Cash                                                                                     $          2,626
     Goods and services tax receivable                                                                  10,417
     Inventory                                                                                          13,076
     Prepaid expenses                                                                                    3,500
                                                                                              ----------------
               Total current assets                                                                     29,619
 Property and Equipment, net                                                                            58,643
 Deposits                                                                                               15,855
                                                                                              ----------------
                                                                                              $        104,117
                                                                                              ================
               LIABILITIES AND STOCKHOLDERS' DEFICIT
 Current Liabilities
     Accounts payable                                                                         $        187,763
     Accrued expenses                                                                                   41,836
     Accrued wages                                                                                      99,224
     Tenant inducements                                                                                  1,950
     Notes payable, related parties                                                                     67,440
     Due to shareholders                                                                                44,639
                                                                                              ----------------
               Total current liabilities                                                               442,852
 Stockholders' Deficit
     Preferred stock, $0.001 par value; 10,000,000 shares authorized;
        400,000 shares issued and outstanding                                                              400
     Common stock, $0.001 par value; 100,000,000 shares
        authorized; 11,355,985 shares issued and outstanding                                            11,356
     Additional paid-in capital                                                                      2,870,399
     Stock subscriptions receivable                                                                        (90)
     Deficit accumulated during the development stage                                               (3,206,084)
     Accumulated other comprehensive loss                                                              (14,716)
                                                                                              ----------------
               Total stockholders' deficit                                                            (338,735)
                                                                                              ----------------
                                                                                              $        104,117
                                                                                              ================


                           See accompanying notes to consolidated financial statements.

                                                        F-3

                                     ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
                                          (A Development Stage Company)

                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       For the Years Ended October 31, 2003 and 2002, and the Period From
                            February 9, 2001 (Date of Inception) to October 31, 2003
                                           (In United States Dollars)


                                                                                                   Cumulative During
                                                                                                    the Development
                                                              2003                 2002                  Stage
                                                        ---------------      ---------------         --------------
 Revenue                                                $             -       $        8,544         $        8,544

 Cost of Sales                                                        -                6,257                  6,257
                                                        ---------------      ---------------         --------------
                Gross profit                                          -                2,287                  2,287

 Expenses
     General and administrative                               1,720,956              427,115              2,283,034
     Research and development                                   166,316              158,854                373,092
     Impairment of media credits                                440,000                    -                440,000
                                                        ---------------      ---------------         --------------
                                                              2,327,272              585,969              3,096,126
 Other Income (Expense)
     Interest expense                                            (1,112)                   -                 (1,112)
     Interest expense, related parties                          (81,823)             (29,719)              (111,542)
     Interest income                                                 70                   60                    409
                                                        ---------------      ---------------         --------------
                                                                (82,865)             (29,659)              (112,245)
                                                        ---------------      ---------------         --------------
                Net Loss                                $    (2,410,137)     $      (613,341)        $   (3,206,084)
                                                        ===============      ===============         ==============
 Loss per share - basic and diluted                     $         (0.23)     $         (0.07)
                                                        ===============      ===============
 Weighted average number of shares
     outstanding                                             10,583,026            9,394,841
                                                        ===============      ===============



                                   See accompanying notes to consolidated financial statements.

                                                             F-4

                                             ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
                                                  (A Development Stage Company)

                             CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT AND COMPREHENSIVE LOSS
                                  For the Years Ended October 31, 2003 and 2002, and the Period
                                 From February 9, 2001 (Date of Inception) to October 31, 2001
                                                   (In United States Dollars)


                                                                                                  Deficit   Accumulated
                                     Common Stock       Preferred Stock                 Stock   Accumulated    Other
                                   ------------------- -----------------  Additional  Subscrip-  During the   Compre-      Total
                                    Number of          Number of           Paid-in     tions    Development   hensive  Stockholders'
                                     Shares     Amount   Shares   Amount   Capital   Receivable   Stage         Loss       Deficit
                                   ----------  ------- ---------  ------ ----------- ---------- ----------- ----------- ------------
Balance, February 9, 2001                   -  $     -        -   $   -  $         -  $      -  $         -   $      -  $         -
Net loss for the period                     -        -        -       -            -         -     (182,606)         -     (182,606)
Foreign currency translation loss           -        -        -       -            -         -            -     (6,720)      (6,720)
                                                                                                                        -----------
Comprehensive loss                                                                                                         (189,326)
Common stock subscribed at
 incorporation for cash
 of $0.001 per share                8,095,000    8,095        -       -            -         -            -          -        8,095
Common stock issued for cash
 of $0.25 per share                   928,000      928        -       -      231,072         -            -          -      232,000
Stock issue costs                           -        -        -       -       (2,800)        -            -          -       (2,800)
Subscription receivable                     -        -        -       -            -   (29,595)           -          -      (29,595)
                                   ----------  -------  -------   -----  -----------  --------  -----------   --------  -----------
Balance, October 31, 2001           9,023,000    9,023        -       -      228,272   (29,595)    (182,606)    (6,720)      18,374
Loss for the year                           -        -        -       -            -         -     (613,341)         -     (613,341)
Foreign currency translation loss           -        -        -       -            -         -            -     (2,119)      (2,119)
                                                                                                                        -----------
Comprehensive loss                                                                                                         (615,460)
Subscriptions received                      -        -        -       -            -    29,505            -          -       29,505
Common stock issued for cash          513,600      514        -       -      201,286         -            -          -      201,800
Common stock issued for services
 received                               6,400        6        -       -        3,194         -            -          -        3,200
Common stock subscribed (and
 unissued) for services received       50,000       50        -       -       24,950         -            -          -       25,000
Common stock subscribed (and
 unissued) for cash                    10,000       10        -       -        4,990         -            -          -        5,000
Options and warrants issued for
 services received                          -        -        -       -      150,241         -            -          -      150,241
Stock issue costs                           -        -        -       -       (4,000)        -            -          -       (4,000)
                                   ----------  -------  -------   -----  -----------  --------  -----------   --------  -----------
Balance, October 31, 2002           9,603,000    9,603        -       -      608,933       (90)    (795,947)    (8,839)    (186,340)
Loss for the year                           -        -        -       -            -         -   (2,410,137)         -   (2,410,137)
Foreign currency translation loss           -        -        -       -            -         -            -     (5,877)      (5,877)
                                                                                                                        -----------
Comprehensive loss                                                                                                       (2,416,014)
Common stock issued for cash          364,945      365        -       -      250,628         -            -          -      250,993
Common stock issued for equipment     223,960      224        -       -      193,496         -            -          -      193,720
Common stock issued on settlement
 of loans                             370,580      371        -       -      184,919         -            -          -      185,290
Common stock issued for services
 received                             666,500      666        -       -      475,084         -            -          -      475,750
Common stock issued for option
 on land                               10,000       10        -       -        9,990         -            -          -       10,000
Common stock issued on exercise
 of options                            50,000       50        -       -       12,450         -            -          -       12,500
Variable stock compensation costs           -        -        -       -      362,500         -            -          -      362,500
Options issued in exchange for
 services received                          -        -        -       -      187,618         -            -          -      187,618
Options issued for financing                -        -        -       -       80,163         -            -          -       80,163
Preferred shares issued for prepaid
 media credits                              -        -  400,000     400      439,600         -            -          -      440,000
Common stock issued for settlement
 of debt                               67,000       67        -       -       66,933         -            -          -       67,000
Stock issue costs                           -        -        -       -       (1,915)        -            -          -       (1,915)
                                   ----------  -------  -------   -----  -----------  --------  -----------   --------  -----------
Balance, October 31, 2003          11,355,985  $11,356  400,000   $ 400  $ 2,870,399  $    (90) $(3,206,084)  $(14,716) $  (338,735)
                                   ==========  =======  =======   =====  ===========  ========  ===========   ========  ===========



                                  See accompanying notes to consolidated financial statements.

                                                            F-5

                                             ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
                                                  (A Development Stage Company)

                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                               For the Years Ended October 31, 2003 and 2002, and the Period From
                                    February 9, 2001 (Date of Inception) to October 31, 2003
                                                   (In United States Dollars)

                                                                                                              Cumulative During
                                                                                                               the Development
                                                                         2003                 2002                  Stage
                                                                     -------------        ------------        -----------------
 Cash Flows From Operating Activities
     Loss for the period                                             $  (2,410,137)       $   (613,341)         $ (3,206,084)
     Adjustment to reconcile net loss for the period
        to net cash used in operating activities
        Loss (gain) on disposal of assets                                    8,985                   -                 8,985
        Depreciation of property and equipment                              18,009              12,689                41,421
        Amortization of tenant inducements                                  (3,635)             (8,674)              (14,092)
        Common stock issued for services                                    75,000               3,200                78,200
        Common stock issued to related parties for services                400,750                   -               400,750
        Common stock subscribed (and unissued) to related parties
            for services received                                                -              25,000                25,000
        Common stock issued to related parties for
            debt settlement and equipment                                  302,042                   -               302,042
        Options and warrants issued for services                            51,827              71,333               123,160
        Options and warrants issued to related parties for services        578,454              78,908               657,362
        Charge for impairment of media credits                             440,000                   -               440,000
        Changes in assets and liabilities
            Goods and services tax receivable                               (6,094)                 96               (10,417)
            Inventory                                                         (576)                  -                  (576)
            Prepaid expenses                                                (3,180)              1,036                (3,500)
            Accounts payable                                               139,585              43,828               187,763
            Accrued expenses                                                 4,162              20,717                41,836
            Accrued wages                                                   99,224                   -                99,224
                                                                     -------------        ------------          ------------
               Net cash used in operating activities                      (305,584)           (365,208)             (828,926)
 Cash Flows From Investing Activities
     Purchase of property and equipment                                     (6,432)             (7,149)              (60,541)
     Proceeds from disposal of assets                                       12,780                   -                12,780
     Deposits and other                                                     (1,595)               (756)               (5,855)
                                                                     -------------        ------------          ------------
               Net cash provided by (used in) investing activities           4,753              (7,905)              (53,616)
 Cash Flows From Financing Activities
     Issuance of common stock                                              249,078             232,305               689,083
     Tenant inducements received                                                                                      16,042
     Advances from shareholders                                             28,513             102,523               145,169
     Repayments to shareholders                                            (21,413)             (7,684)              (29,897)
     Note proceeds received                                                 74,501              28,841               103,342
     Note repayments                                                       (15,902)                  -               (15,902)
                                                                     -------------        ------------          ------------
               Net cash provided by financing activities                   314,777             355,985               907,837
 Foreign exchange gain (loss) on cash held in foreign currency             (13,245)                143               (22,669)
                                                                     -------------        ------------          ------------
 Net change in cash during the year                                            701             (16,985)                2,626
 Cash at beginning of period                                                 1,925              18,910                     -
                                                                     -------------        ------------          ------------
 Cash at end of period                                               $       2,626        $      1,925          $      2,626
                                                                     =============        ============          ============



                                   See accompanying notes to consolidated financial statements.

                                                               F-6

                                             ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
                                                (A Development Stage Enterprise)

                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                               For the Years Ended October 31, 2003 and 2002, and the Period From
                                    February 9, 2001 (Date of Inception) to October 31, 2003
                                                   (In United States Dollars)

                                                                                                                 Cumulative During
                                                                                                                  the Development
                                                                                2003                2002               Stage
                                                                            ------------        ------------        ------------
 Supplementary Information
     Interest paid                                                          $      5,363        $          -        $      5,363
     Non-cash transactions
        Common shares subscribed in exchange for stock
          subscriptions receivable                                                     -              25,211              25,211
        Preferred shares issued for prepaid media credits                        440,000                   -             440,000
        Automotive equipment acquired from a related party
          for common shares                                                       51,323                   -              51,323
        Common shares issued for deposit on proposed
          land purchase                                                           10,000                   -              10,000
        Common shares issued for purchase of inventory                            12,500                   -              12,500
        Payment on notes payable to related parties by
          issuance of common shares                                               20,000                   -              20,000
        Payment on shareholder debt by issuance of
          common shares                                                           72,645                   -              72,645


                                   See accompanying notes to consolidated financial statements.

                                                               F-7

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (In United States Dollars)



Note 1. Description of Business and Summary of Significant Accounting Policies

Organization

Essential Innovations Technology Corp. (the "Company") was incorporated under the laws of the state of Nevada on April 4, 2001. The Company's subsidiary, Essential Innovation Corporation ("EIC") is engaged in the development and distribution of ecofriendly lifestyle enhancement technologies for the betterment of energy, water, air and health. Substantially all of the Company's efforts have been directed towards product and distribution chain development. Accordingly, for financial reporting purposes, the Company is considered to be a development stage company. Essential Innovations Asia Limited ("EIAL") was incorporated as a wholly-owned subsidiary on April 9, 2002, for the purpose of marketing under exclusive global rights, excluding Canada and the United States, the bio-energetic devices produced by SOTA Instruments.

Future Operations


The Company's financial statements have been prepared using accounting principles generally accepted in the United States applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. To date, the Company has not generated positive cash flow from operations. It is the Company's intention to raise additional equity to finance the further development of its business until positive operating cash flow can be generated from its operations. However, there can be no assurance that such additional funds will be available to the Company when required or on terms acceptable to the Company. Such limitations could have a material adverse effect on the Company's business, financial condition or operations and these financial statements do not include any adjustment that could result. Failure to obtain sufficient additional funding would necessitate the Company to reduce or limit its operating activities.


Basis of Consolidation

These consolidated financial statements include the accounts of Essential Innovation Technology Corp. and its wholly-owned subsidiaries, Essential Innovation Corporation and Essential Innovations Asia Limited. Essential Innovation Corporation was incorporated on February 9, 2001, and as noted above, the Company was incorporated on April 4, 2001. At that time, all of the existing shareholders of EIC exchanged their common shares for common shares of the Company. The Company had no assets and liabilities at the time of the exchange. As the only assets of the combined entity after the exchange were those of the subsidiary prior to the exchange, a change in ownership did not take place. As this exchange lacked substance, it was not a purchase event and has been accounted for based on existing carrying amounts of the subsidiary's assets and liabilities, consistent with the guidance contained in FASB Technical Bulletin 85-5, Issues Relating to Accounting for Business Combinations. All significant inter-company balances and transactions have been eliminated.

Cash

Cash consists of checking accounts held at financial institutions in the United States and Canada.

Inventories

Inventories of retail products are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation, unless the estimated future undiscounted cash flows expected to result from either the use of an asset or its eventual disposition is less than its carrying amount in which case an impairment loss is recognized based on the fair value of the asset.

Depreciation of property and equipment is based on the estimated useful lives of the assets and is computed using straight-line and accelerated methods over lives ranging between three and five years. Repairs and maintenance are charged to expense as incurred. Expenditures for new facilities and those expenditures that substantially increase the useful lives of existing properties are capitalized, as well as interest costs associated with major capital projects until ready for their intended use.

Tenant Inducements

Tenant inducements are related to a rent-free period received by the Company upon entering into a lease for its research and development facilities and are capitalized and amortized over the initial term of the related lease.

Research and Development Expenses

Research and development costs are expensed as incurred. Costs incurred to date include personnel and facilities costs, depreciation and amortization of research and development related property and equipment and licensing fees for technology used in the development effort.

Advertising Expenses

Advertising costs are expensed as incurred. No advertising expense was incurred in 2003 or 2002.

Revenue Recognition

Revenues from the sales of bio-energetic medical products are recognized as the sales are made, the price is fixed and determinable, collectibility is probable and no significant company obligations with regard to the products remain. Future revenues from the sale of geothermal products will be recognized in the same manner.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

Investment Tax Credits

The Company follows the cost reduction method of accounting for investment tax credits ("ITC") whereby the benefit of assistance is recognized as a reduction in the cost of the related capital asset or expenditure when receipt of the investment tax credit is considered to be reasonably assured. Any adjustments necessary to ITC are recorded in the period the adjustments are known.

Loss Per Share

Basic loss per share is calculated by dividing the net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For all periods presented, all potentially issuable common stock is antidilutive.

Comprehensive Loss

SFAS No. 130 establishes standards for reporting comprehensive income (loss) and its components in financial statements. Comprehensive loss, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any significant transactions that are required to be reported in other comprehensive loss, except for foreign currency translation adjustments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal year. Actual results may differ from those estimates.

Foreign Operations and Currency Translation

The Company translates foreign assets and liabilities of its subsidiaries, other than those denominated in U.S. dollars, at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the average rate of exchange throughout the year. Gains or losses from these translations are reported as a separate component of other comprehensive income (loss), until all or a part of the investment in the subsidiaries is sold or liquidated. The translation adjustments do not recognize the effect of income tax because the Company expects to reinvest the amounts indefinitely in operations.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in "general and administrative expenses" in the statement of operations, which amount was not material for 2003 and 2002.

Effective August 1, 2003, the Company changed its functional currency from the Canadian dollar to the U.S. dollar. The Company continues to use the U.S. dollar as its reporting currency. The reason for the change was because a majority of the Company's transactions are denominated in U.S. dollars. Consistent with SFAS No. 52, Foreign Currency Translation, the change in functional currency will be accounted for prospectively, therefore, there is no effect on the historical financial statements. The translated amounts for nonmonetary assets at July 31, 2003, became the accounting basis for those assets as of August 1, 2003. EIC continues to use the Canadian dollar as its functional currency. EIAL continues to use the Hong Kong dollar as its functional currency.

Financial Instruments

The Company has the following financial instruments: cash, goods and services tax receivable, accounts payable, accrued expenses, and amounts due to related parties and shareholders. The carrying value of these financial instruments approximates their fair value due to their liquidity or their short-term nature.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash and goods and services tax receivable. Cash is deposited with high credit quality financial institutions. Goods and services tax is receivable from a department of the Government of Canada.

Stock-Based Compensation

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

The Company accounts for stock-based compensation arrangements with employees in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") and related interpretations and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is based on the difference, if any, between fair value of the Company's stock and the exercise price of options issued on the date of grant ("the intrinsic-value method"). Unearned compensation, if any, is amortized over the vesting period of the individual options.

As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123. The following table illustrates the effect on net income (loss) if the fair-value method had been applied to all outstanding and unvested awards in each period:

                                                                            2003                    2002
                                                                       -------------           -------------
Net loss, as reported                                                  $  (2,410,137)          $    (613,341)
Add stock-based employee compensation expense included in
  reported net loss, net of tax                                               71,611                 150,241
Deduct total stock-based employee compensation expense
  determined under the fair-value method, net of tax                        (506,987)               (244,701)
                                                                       -------------           -------------

Pro forma net loss                                                     $  (2,845,513)          $    (707,801)
                                                                       =============           =============

Pro forma net loss per share                                           $       (0.27)          $       (0.08)
                                                                       =============           =============

Note 2. Recent Accounting Pronouncements

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS 146 addresses the financial accounting and reporting for obligations associated with an exit activity, including restructuring, or with a disposal of long-lived assets. Exit activities include, but are not limited to, eliminating or reducing product lines, terminating employees and contracts, and relocating plant facilities or personnel. SFAS 146 specifies that a company will record a liability for a cost associated with an exit or disposal activity only when that liability is incurred and can be measured at fair value. Therefore, commitment to an exit plan or a plan of disposal expresses only management's intended future actions and does not meet the requirement for recognizing a liability and the related expense. SFAS 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. The adoption of SFAS 146 did not have an impact on our financial position or results of operations.

In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an Interpretation of FASB Statements
No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34. The Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of the Interpretation apply to guarantees issued or modified after December 31, 2002. The adoption of this accounting pronouncement did not have a material effect on our financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure. SFAS 148 amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition to SFAS 123's fair-value method of accounting for stock-based employee compensation. SFAS 148 also amends the disclosure provisions of SFAS 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS 148's amendment of the transition and annual disclosure requirements of SFAS 123 are effective for our fiscal year 2004. SFAS 148's amendment of the disclosure requirements of Opinion 28 was adopted during 2003.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities. The Interpretation requires an investor with a majority of the variable interests in a variable interest entity to consolidate the entity and also requires majority and significant variable interest investors to provide certain disclosures. A variable interest entity is an entity in which the equity investors do not have a controlling interest or the equity investment at risk is insufficient to finance the entity's activities without receiving additional subordinated financial support from the other parties. This pronouncement requires the consolidation of variable interest entities created after January 31, 2003. Consolidation provisions apply for periods ending after March 15, 2004, for variable interest entities, other than special purpose entities, created prior to February 1, 2003. We do not have any variable interest entities, including special purpose entities, that must be consolidated and therefore the adoption of the provision of FIN 46 will not have an impact on our financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. We currently do not have any derivative instruments as defined in SFAS 133.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify certain financial instruments as a liability (or an asset in some circumstances). SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material effect on our financial position or results of operations.

Note 3. Property and Equipment

Property and equipment consist of the following:

Computer equipment                                        $          5,065
Computer software                                                    1,862
Office furniture and equipment                                      17,991
Automotive                                                          34,700
Leasehold improvements                                              34,003
                                                          ----------------
                                                                    93,621
Less accumulated depreciation                                      (34,978)
                                                          ----------------
                                                          $         58,643
                                                          ================

Note 4. Deposits

Deposits includes a $10,000 option payment made by the issuance of 10,000 common shares at the estimated fair value of $1.00 per share. This option was for the right to acquire approximately 650 acres of land near Rifle, Colorado for the purchase price of $2.3 million payable by the issuance of common shares of the Company. This option lapsed subsequent to the year end.

Note 5. Related Party Transactions and Balances

Notes Payable, Related Parties

During 2003, a note payable with a balance of $32,547 to a family member of a director and officer of the Company was repaid in full by the issuance of 80,000 fully paid common shares and the payment of $12,547 in cash. The shares were recorded at their estimated fair value of $40,000, calculated by reference to the market value of the shares at the time of the settlement and, as a result,
the Company recognized additional expense of $20,000                                         $             -

During 2003, a director and officer of the Company made an unsecured loan to the
Company in the amount of CDN$45,000 (US$30,600), due on demand, payable monthly as to interest only at 8%, with the principal to be repaid in full on or before April 1, 2004. In connection with this loan, options were granted which entitle the holder to purchase 50,000 common shares of the Company until 2012:
25,000 at $0.25 per share and 25,000 at $0.50 per share. The fair value of the
options of $37,978 has been recorded as interest expense during 2003                                  24,140

During 2003, a director and officer of the Company made unsecured loans to the
Company totaling $43,300, due on demand after March 31, 2004. A loan for $33,300 has an interest rate of 12% and a $10,000 loan has an interest rate of 9%, interest only is payable monthly. In connection with the $33,300 loan, options were granted which entitle the holder to purchase 50,000 common shares of the
Company until 2012: 25,000 at $0.25 per share and 25,000 at $0.50 per share. The fair value of the options of $36,730 has been recorded as interest expense
during 2003                                                                                           43,300
                                                                                             ---------------
                                                                                             $        67,440
                                                                                             ===============

Due to Shareholders

Amounts due to shareholders at October 31, 2003, are unsecured, without specific terms of repayment and non-interest bearing with the exception of $30,000, for which interest is 12% of the principal amount, regardless of when repayment was made, and $4,546 (CDN$6,000), for which interest accrues at 9%. During 2002, warrants were granted which entitle the holder of the $30,000 loan to purchase 50,000 common shares at $0.35 per share. The fair value of the warrants of $11,329 has been included in additional paid-in capital. During 2003, a shareholder settled $72,645 of non-interest bearing loans in exchange for 290,580 fully paid common shares. The common shares were recorded at their estimated fair value of $145,290, calculated by reference to the market value of the shares at the time of the settlement, and the Company recognized an additional expense of $72,645.

Other Related Party Transactions

During 2003:

         o The Company has incurred consulting fees and related expenses to a company controlled by an officer and director of the Company in the amount of $90,454. During 2003, $50,000 of these consulting fees were converted into 67,000 common shares of the Company and the Company recognized an expense of $17,000 for the amount fair value of the stock exceeded the services.

         o Certain management and directors forgave $208,876 of accrued wages and received 278,000 options to acquire common shares of the Company at $0.75 per share.

         o The Company paid total commissions to two directors for certain equity they raised of $1,107.

         o A director and officer of the Company lent the Company a total of $4,546 (CDN$6,000) payable monthly as to interest of 9% per annum due on demand after March 31, 2004.

         o Interest expense of $7,114 was accrued on short-term loans and advances to related parties.

During 2002:

         o The Company paid consulting fees to shareholders in the amount of $16,818 and issued options to shareholders valued at $10,393 in exchange for consulting services received.

         o Interest expense of $29,719 was accrued on short-term loans and advances to related parties.

Note 6. Share Capital

Preferred Shares

During 2002, the Company increased its authorized capital with the creation of 10,000,000 preferred shares of $0.001 par value. The designation of rights including voting powers, preferences and restrictions shall be determined by the board of directors before the issuance of any shares.

During 2003, the Company entered into an agreement for the acquisition of media credits requiring a deposit which the Company satisfied by issuing 400,000 series A preferred shares. The Company has recorded these shares at their estimated fair value of $440,000 or $1.10 per share. These shares are non-voting, noncumulative and are automatically convertible into common shares, on a one-for-one basis, upon the later of 18 months after the date of the agreement, February 14, 2003, or 180 days after the Company's initial public offering yielding a minimum of $10 million. The preferred shares will be redeemable at the option of the Company of $0.01 per share if media credits are not honored by the providers or any media credits remain unused after their expiration.

Common Shares

During 2003, the Company issued 10,000 common shares for which proceeds had been received prior to October 31, 2002, and 364,945 common shares for total cash proceeds of $250,993 received during the year, including 25,800 shares at $0.25 per share, 187,000 shares at $0.50 per share, 13,750 shares at $0.64 per share, 134,497 shares at $1.00 per share and 3,898 shares at $2.00 per share. The Company paid stock issue costs of $1,915 of which $1,107 was paid to two officers and directors of the Company.

In addition, the Company recorded the following transactions during 2003:

         o acquisition of certain automotive equipment from a stockholder, valued at $15,120, in exchange for 60,480 common shares. The common shares have been recorded at their estimated fair value of $0.50 per share on the date of the transaction, and the Company has recorded a loss of $15,120 on the exchange resulting from an increase in value of the shares between the commitment date and settlement date.

         o settlement of a portion of certain shareholder and other loans totaling $92,645 for 370,580 common shares. The common shares have been recorded at their estimated fair value of $0.50 per share on the dates of settlement, and the Company recorded a loss of $92,645 arising from these settlements resulting from an increase in value of the shares between the commitment date and settlement date.

         o issuance of 666,500 common shares, to certain employees and consultants for services provided. The common shares have been recorded at their estimated fair value on the dates the services were provided being 381,500 at the estimated fair value of $0.50 per share and 285,000 at the estimated fair value of $1.00 per share.

         o acquisition of certain automotive equipment from a stockholder, with a fair value of $12,728, in exchange for 38,680 common shares. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction, and the Company recorded a loss of $25,952 on the exchange resulting from an increase in value of the shares between the commitment date and settlement date.

         o settlement of $50,000 payable to a company controlled by a director and officer in exchange for 67,000 common shares. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction and the Company recorded a loss of $17,000 on the debt settlement resulting from an increase in value of the shares between the commitment date and settlement date.

         o acquisition of certain automotive equipment and repairs from a related party, with a fair value of $31,200, in exchange for 124,800 common shares. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction and the Company has recorded a loss of $93,600 on the exchange resulting from an increase in value of the shares between the commitment date and settlement date.

         o issuance of 10,000 common shares for the option to acquire 650 acres in Rifle, Colorado for $2.3 million. The common shares have been recorded at their estimated fair value of $1.00 per share.

         o issuance of 50,000 common shares on the exercise of warrants by the holder at the exercise price of $0.25 per share. The Company received inventory with a fair value of $12,500 for these shares.

During 2002, the Company issued 220,000 common shares at $0.25 per share for total proceeds of $55,000 and 293,600 common shares at $0.50 per share for total proceeds of $146,800. All shares were issued for cash in arms length transactions at the Company's best estimate of fair market value at the time. In addition, the Company received cash subscription proceeds for a further 10,000 common shares during 2002. These shares were issued during 2003. The Company paid stock issue costs of $4,000 during 2002.

Also during 2002, the Company issued 6,400 common shares, at $0.50 per share, in exchange for services received. The Company also committed to issue 50,000 common shares, at $0.50 per share, to a director for services provided during 2002, which were issued during 2003. These shares have been issued at fair value which the Company determines based upon the current selling price of its common shares to third parties for cash.

Stock Purchase Warrants

At October 31, 2003, the Company had outstanding warrants to purchase 250,000 shares of the Company's common stock, at $0.25 per share. The warrants expire in years beginning with 2007 and continuing through 2010. At October 31, 2003, 250,000 shares of common stock were reserved for that purpose.

Note 7.  Stock-based Compensation

Although the Company does not have a formal stock option plan, during 2003, the Company issued stock options to directors, employees, advisors and consultants.

A summary of the Company's stock options is as follows:

                                                                                           Weighted Average
                                                                   Number of Options        Exercise Price
                                                                   -------------------     ------------------
Outstanding at October 31, 2001                                                    -       $        -

Granted
    Options issued to directors, employees, advisors, and
      consultants                                                          2,520,000               0.61
    Options issued to others                                                  60,000               0.88
                                                                       -------------

Outstanding at October 31, 2002                                            2,580,000               0.62

Granted
    Options issued to directors, employees, advisors, and
      consultants                                                          2,131,700               0.91
    Options issued to others                                                 158,300               0.65
                                                                       -------------

Outstanding at October 31, 2003                                            4,870,000               0.75
                                                                       =============
The following table summarizes stock options outstanding at October 31, 2003:

                                                                                              Number
                              Number Outstanding at         Average Remaining             Exercisable at
     Exercise Price             October 31, 2003         Contractual Life (Years)        October 31, 2003
-------------------------    ------------------------    -------------------------    ------------------------
         $0.25                          404,750                    4.68                          404,750
          0.50                          547,250                    6.20                          547,250
          0.75                        1,308,000                    8.46                        1,308,000
          1.00                        2,518,750                    7.73                        2,468,750
          1.50                           75,000                    7.00                           25,000
          2.00                           16,250                    7.00                           16,250
                             ------------------------                                 ------------------------
                                      4,870,000                                                4,770,000
                             ========================                                 ========================

The fair value of each option granted is estimated at the date of grant using the Black-Scholes option-pricing model. The assumptions used in calculating the fair value of the options granted were risk-free interest rate of 5.0%, a 5-year expected life and a dividend yield of 0.0%.

Note 8. Media Credits

In February 2003, the Company entered into an agreement to acquire $25,000,000 in Retail Rate Card Media Credits ("Media Credits") at a cost of $12.5 million. The Media Credits represent the right to purchase advertising by television, print, radio, internet, magazine, facsimile, direct mail and telephone at the customary retail cost without any discount or other concessions. These credits are valid for an initial period of eighteen months. At the end of the eighteen month period, any unused credits will be automatically extended for use up to ten years from the date of the agreement. These credits maybe either used by the Company or sold to other parties at the option of the Company.

The Company has issued 400,000 series A preferred shares in full satisfaction of an initial payment of $1,500,000 on the agreement. The remaining balance of $11 million will become payable as the media credits are used. The preferred shares are non-voting, not entitled to dividends and are automatically convertible into common shares upon the later of eighteen months after the date of the agreement or 180 days after the Company's initial public offering providing the holder has raised the Company a minimum of $10 million through the initial public offering. The conversion price is the face value of the preferred shares converted divided by 75% of the price paid for common shares by public investors in connection with the initial public offering. The preferred shares will be redeemable, at the option of the Company, for $0.01 per share if media credits are not honored by the providers or any media credits remain unused after their expiration.

The Company had initially recorded the preferred share and corresponding prepaid asset at $1.10 per share being the Company's best estimate of fair value at the date the transaction was consummated. The Company has since recognized an impairment charge of $440,000 against these media credits.

Note 9. Income Taxes

No provision for income taxes has been made for the period as the Company incurred net losses.

Deferred Tax Assets

As of October 31, 2003 and 2002, the Company has net operating losses of approximately $1,627,600 and $207,000, respectively, available for future deduction from taxable income derived in the United States until the years 2021 and 2022. In addition, the Company's Canadian subsidiary has non-capital losses of approximately $610,000 and $256,000, respectively, available for future deductions from taxable income derived in Canada, which expire in 2008 and 2009, and the Company's Hong Kong subsidiary has non-capital operating losses of approximately $114,000, and $109,000, respectively, which do not expire. The potential benefit of net operating loss carryforwards has not been recognized in the financial statements since the Company cannot determine that it is more likely than not that such benefit will be utilized in future years. The components of the net deferred tax asset and the amount of the valuation allowance are as follows:

                                                                           2003                    2002
                                                                     ---------------         ---------------
Deferred tax assets
    Net operating loss carryforwards (expiring through 2023)         $       800,000         $       180,000
    Research and development credits                                          45,500                  10,400
    Stock compensation expense                                               214,295                       -

Valuation allowance                                                       (1,059,795)               (190,400)
                                                                     ---------------         ---------------

Net deferred tax assets                                              $             -         $             -
                                                                     ===============         ===============

The difference between the U.S. Statutory Federal tax rate of 34% and the provision for income tax of zero recorded by the Company is primarily attributable to the change in the Company's valuation allowance against its deferred tax assets ($879,795 and $180,000 for 2003 and 2002, respectively) and to a lesser extent to the tax rate differential on losses in foreign countries.

Investment Tax Credits

As of October 31, 2003 and 2002, the Company's Canadian subsidiary has investment tax credits of $45,500 and $16,000, respectively, which may be carried forward and used to offset the subsidiary's future Canadian income tax liabilities. The benefit of these tax credits has not been recognized in the financial statements and they will expire in 2012.

Note 10. Commitments

During 2003, an agreement between the Company and one of its shareholders to acquire certain land owned by the shareholder in San Marcos, Texas, was terminated.

The Company has an operating lease for office space in Langley, B.C., Canada. The lease expires August 31, 2004, with an option to renew the lease for an additional three years. Required payments on this lease in 2004 total $38,220. The Company also has a month-to-month lease for office space in Bellingham, Washington. For 2003 and 2002, the Company incurred total rent expense of $35,833 and $43,920, respectively, related to these leases.

Note 11. Business Segment Information

The Company operates in two reportable business segments - geothermal and bio-energetic medical. The segments are managed separately because each business requires different production and marketing strategies. The geothermal segment is located in the Americas and the bio-energetic medical segment is located in Asia. Summarized financial information by segment for the years ended October 31, 2003 and 2002, and cumulative from February 9, 2001 (inception) to October 31, 2003, as taken from the internal management reports, is as follows:

                                                                                          Cumulative During
                                                                                           the Development
                                                        2003               2002                 Stage
                                                   ---------------     --------------    --------------------
Revenue
    Geothermal                                     $            -      $        173          $          173

    Bio-Energetic Medical                                       -             8,371                   8,371
                                                   --------------      ------------          --------------

                                                   $            -      $      8,544          $        8,544
                                                   ==============      ============          ==============

Loss
    Geothermal                                     $   (2,405,170)     $   (504,078)         $   (3,091,854)
    Bio-Energetic Medical                                  (4,967)         (109,263)               (114,230)
                                                   --------------      ------------          --------------

                                                   $   (2,410,137)     $   (613,341)         $   (3,206,084)
                                                   ==============      ============          ==============

Assets
    Geothermal                                     $       93,050
    Bio-Energetic Medical                                  11,067
                                                   --------------

                                                   $      104,117
                                                   ==============

Note 12. Subsequent Events

Subsequent to October 31, 2003, the Company has approved the issuance of the following additional shares and options:

         o 36,652 common shares for services with a fair value of $11,663;

         o 40,000 options to purchase common shares of the Company to certain consultants consisting of 20,000 with an exercise price of $1.00 and 20,000 with an exercise price of $1.50;

         o 50,000 common shares and 100,000 options to purchase common shares of the Company at an exercise price of $0.75 per share to certain employees.

         o        The option to acquire 650 acres in Rifle, Colorado, lapsed.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)

Consolidated Balance Sheet
(Expressed in United States dollars)
July 31, 2004
(unaudited)
Assets

Current assets:
          Cash                                                                         $          13,306
          Goods and services tax receivable                                                        6,842
          Inventory                                                                                5,385
          Prepaid expenses and deposits                                                            2,209
          -----------------------------------------------------------------------------------------------
          Total current assets                                                                    27,742

Property and equipment, net                                                                       36,397

Deposits                                                                                          20,071
---------------------------------------------------------------------------------------------------------

Total assets                                                                           $          84,210
=========================================================================================================

Liabilities and Stockholders' Deficiency

Current liabilities:
          Accounts payable                                                             $         315,032
          Accrued expenses                                                                        89,365
          Accrued wages                                                                          169,261
          Notes payable, related parties                                                          32,846
          Due to shareholders                                                                    262,980
          -----------------------------------------------------------------------------------------------
          Total current liabilities                                                              869,484


Stockholders' Deficiency
       Preferred stock:
          $0.001 par value, authorized 10,000,000 shares
          issued and outstanding nil shares
       Common stock:
          $0.001 par value, authorized 100,000,000 shares
          issued and outstanding 12,073,147 shares                                                12,073
       Additional paid in capital                                                              3,640,023
       Share Subscriptions                                                                         7,962
       Deficit accumulated during development stage                                           (4,432,819)
       Accumulated other comprehensive loss                                                      (12,513)
---------------------------------------------------------------------------------------------------------
          Total stockholders' deficiency                                                        (785,274)
---------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' deficiency                                         $          84,210
=========================================================================================================


See accompanying notes to consolidated financial statements.

                                                      F-22

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)

Consolidated Statements of Operations
(Expressed in United States dollars)
For the three and nine months ended July 31, 2004 and 2003 and the cumulative period from inception on February 9, 2001 to July 31, 2004 (unaudited)


                                                                                                                  Cumulative
                                                                                                                from inception
                                              Three Months    Three Months    Nine Months     Nine Months       on February 9,
                                              ended July 31,  ended July 31, ended July 31,  ended July 31,         2001 to
                                                   2004           2003           2004            2003           July 31, 2004
Revenue                                      $             -  $           - $            -  $            -    $          8,544

Cost of Sales                                              -              -              -               -               6,257
                                           ------------------------------------------------------------------------------------

Gross Profit                                               -              -              -               -               2,287

Expenses:
         General and administrative                  216,883         97,716        953,330       1,137,974           3,236,364
         Research and development                    102,634         58,695        273,422         103,134             646,514
         Impairment of media credit                        -        440,000              -         440,000             440,000
         ----------------------------------------------------------------------------------------------------------------------
                                                     319,517        596,411      1,226,752       1,681,108           4,322,878

Other income (loss):
         Interest expense                                  -              -              -               -              (1,112)
         Interest expense, related parties                 -              -              -               -            (111,542)
         Interest income                                   3             26             17              66                 426
         ----------------------------------------------------------------------------------------------------------------------
                                                           3             26             17              66            (112,228)
-------------------------------------------------------------------------------------------------------------------------------

Loss for the period                          $      (319,514) $    (596,385) $  (1,226,735) $   (1,681,042)   $     (4,432,819)
===============================================================================================================================

Loss per share - basic and diluted           $         (0.03) $       (0.06) $       (0.10) $        (0.16)

Weighted average number of shares outstanding     11,986,495     10,772,096     11,708,162      10,382,781
============================================================================================================


See accompanying notes to consolidated financial statements.

                                                      F-23

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)

Consolidated Statement of Stockholders' Equity and Comprehensive Loss
(Expressed in United States dollars)
For the nine months ended July 31, 2004
(unaudited)

                                                                                                Deficit
                                                                                     Stock    accumulated  Accumulated     Total
                                                     Preferred        Additional    subscrip-   during the    other         stock-
                                   Common stock        stock            paid in      tions    development comprehensive    holders'
                                     (note 4)         (note 4)          captial   (receivable)   stage        loss         equity
                               ------------------- ------------------ -----------  ---------- ------------ ------------- -----------
                                Number of  Amount  Number     Amount
                                 Shares           of Shares
Balance, October 31, 2003      11,355,985 $ 11,356 400,000 $      400 $ 2,870,399   $   (90) $(3,206,084)    $ (14,716) $  (338,735)

Common stock issued for
 services received three
 months ended January 31, 2004     86,652       87       -          -      86,565         -            -             -       86,652
 three months ended
 April 30, 2004                    79,910       80       -          -      93,265         -            -             -       93,345
 three months ended
 July 31, 2004                     23,903       24       -          -      23,879         -            -             -       23,903

Common stock issued for
 settlement of debt three
 months ended April 30, 2004      526,697      526       -          -     526,171         -            -             -      526,697

Options issued in exchange
 for services received three
 months ended January 31, 2004          -        -       -          -      30,846         -            -             -       30,846
 three months ended
 April 30, 2004                         -        -       -          -      12,498         -            -             -       12,498

Receipt of share subscriptions          -        -       -          -           -     8,052            -             -        8,052

Redemption of preferred shares          -        -(400,000)      (400)     (3,600)        -            -             -       (4,000)

Loss for the period                     -        -       -          -           -         -   (1,226,735)            -   (1,226,735)
Foreign currency translation            -        -       -          -           -         -            -         2,203        2,203
                                                                                                                         -----------
Comprehensive loss                      -        -       -          -           -         -            -             -   (1,224,532)
                              ------------------------------------------------------------------------------------------------------

Balance July 31, 2004          12,073,147 $ 12,073       - $        - $ 3,640,023   $ 7,962  $(4,432,819)    $ (12,513) $  (785,274)
                              ======================================================================================================



See accompanying notes to consolidated financial statements.

                                                              F-24

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)

Consolidated Statement of Cash Flows
(Expressed in United States dollars)
For the nine months ended July 31, 2004 and 2003
and the cumulative period from inception on February 9, 2001 to July 31, 2004
(unaudited)

                                                                         Nine months          Nine months          Cumulative
                                                                         ended July 31,       ended July 31,     from inception
                                                                             2004                 2003           on February 9,
                                                                                                                     2001 to
                                                                                                                  July 31, 2004
Cash provided by (used in):
Operations:
    Loss for the period                                                  $(1,226,735)          $(1,681,042)        $(4,432,819)
    Adjustment to reconcile loss for the period to
     net cash used in operating activities:
       Loss on disposal of property and equipment                                398                     -               9,383
       Loss on lapse of real estate option                                    10,000                     -              10,000
       Depreciation of property and equipment                                 17,426                12,638              58,847
       Amortization of tenant inducements                                     (1,950)               (2,665)            (16,042)
       Common stock issued for services including related loss               203,900                     -             282,100
       Common stock issued to related parties
         for services                                                              -               232,875             425,750
       Loss related to common stock issued to related parties
         for debt settlement and equipment                                   136,091               150,717             438,133
       Options and warrants issued for services                                5,846                     -             129,006
       Options and warrants issued to related
         parties for services                                                 37,498               540,335             694,860
       Charge for impairment of media credits                                      -               440,000             440,000
       Foreign Exchange                                                        2,203                 4,532             (20,466)
       Changes in assets and liabilities
         Goods and services tax receivable                                     3,575                (1,618)             (6,842)
         Inventory                                                             7,691                     -               7,115
         Prepaid expenses and deposits                                       (12,925)               (1,698)            (22,280)
         Accounts payable                                                    127,269                41,239              15,032
         Accrued expenses and wages                                          467,067                15,032             608,127
                                                                        --------------------------------------------------------
    Net cash used in operating activities                                   (222,646)             (249,655)         (1,080,096)
                                                                        --------------------------------------------------------

Investments:
    Purchase of property and equipment                                        (3,938)               (1,954)            (64,479)
    Proceeds from disposal of assets                                           8,360                12,780              21,140
                                                                        --------------------------------------------------------
    Net cash provided by (used in) investing activities                        4,422                10,826             (43,339)
                                                                        --------------------------------------------------------

Financing:
    Issuance of common stock                                                       -               241,282             689,083
    Redemption of preferred shares                                            (4,000)                    -              (4,000)
    Share subscriptions received                                               8,052                     -               8,052
    Tenant inducements received                                                    -                     -              16,042
    Advances from shareholders                                               218,341                     -             363,510
    Repayments to shareholders                                                     -                (6,367)            (29,897)
    Loan proceeds received                                                     6,511                31,201             109,853
    Loan repayments                                                                -               (21,298)            (15,902)
                                                                        --------------------------------------------------------
    Net cash provided by financing activities                                228,904               244,818           1,136,741
                                                                        --------------------------------------------------------

Increase in cash during the period                                            10,680                 5,989              13,306

Cash at beginning of the period                                                2,626                 1,925                   -
                                                                        --------------------------------------------------------

Cash at end of the period                                                $    13,306           $     7,914         $    13,306
                                                                        ========================================================


See accompanying notes to consolidated financial statements.

                                                              F-25

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(a Development Stage Enterprise)

Consolidated Statement of Cash Flows (continued)
(Expressed in United States dollars)
For the nine months ended July 31, 2004 and 2003
and the cumulative period from inception on February 9, 2001 to July 31, 2004
(unaudited)


Supplementary Information:


                                                                         Nine months          Nine months          Cumulative
                                                                         ended July 31,       ended July 31,     from inception
                                                                             2004                 2003           on February 9,
                                                                                                                     2001 to
                                                                                                                  July 31, 2004
    Interest paid                                                        $         -           $     3,500         $     5,363
    Income taxes paid                                                              -                     -                   -
    Non-cash transactions:
        Common shares subscribed in exchange for stock
          subscriptions receivable                                                 -                     -              25,211
        Common shares issued for prepaid consulting
          services                                                                 -                 2,625                   -
        Preferred shares issued for prepaid media credits                          -               440,000             440,000
        Automotive equipment acquired from a related party
          for common shares                                                        -                68,920              51,323
        Common shares issued for deposit on proposed
          land purchase                                                            -                     -              10,000
        Common shares issued for purchase of inventory                             -                     -              12,500
        Payment on notes payable to related parties by
          issuance of common shares                                                -                     -              20,000
        Payment on debt by issuance of common shares                         390,606                     -             463,251



See accompanying notes to consolidated financial statements.

                                                                      F-26

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the nine months ended July 31, 2004 and 2003 and the Period from inception on February 9, 2001 to July 31, 2004
(unaudited)


1. Description of Business and Summary of Significant Accounting Policies

Organization

Essential Innovations Technology Corp. (the "Company") was incorporated under the laws of the state of Nevada on April 4, 2001. The Company's subsidiary, Essential Innovations Corporation, is engaged in the development and distribution of eco-friendly lifestyle enhancement solutions for the betterment of energy, water, air and health. Substantially all of the Company's efforts have been directed towards product and distribution chain development. Accordingly, for financial reporting purposes, the Company is considered to be a development stage enterprise. Essential Innovations Asia Limited was incorporated as a wholly-owned subsidiary, on April 9, 2002, for the purpose of marketing, under exclusive global rights, except in Canada and the United States, the bio-energetic devices produced by SOTA Instruments. The agreement to distribute SOTA products was terminated subsequent to July 31, 2004. (See Notes 6 and 9.)

Future Operations

The Company's consolidated financial statements have been prepared using generally accepted accounting principles of the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. To date, the Company has not generated revenue from its products nor positive cash flow from operations and has a material working capital deficit. It is the Company's intention to raise additional equity to finance the further development of its business until positive operating cash flow can be generated from its operations. However, there can be no assurance that such additional funds required will be available to the Company when required or on terms acceptable to the Company. Such limitations could have a material adverse effect on the Company's business, financial condition or operations and these consolidated financial statements do not include any adjustment that could result. Failure to obtain sufficient additional funding will necessitate the Company to reduce or limit its operating activities.

Basis of Consolidation

These consolidated financial statements include the accounts of Essential Innovation Technology Corp. and its wholly-owned subsidiaries, Essential Innovations Corporation and Essential Innovations Asia Limited. Essential Innovations Corporation was incorporated on February 9, 2001, and as noted above, the Company was incorporated on April 4, 2001. At that time, all the existing shareholders of Essential Innovations Corporation exchanged their common shares for common shares of the Company. The Company had no assets or liabilities at the time of the exchange. As the only assets of the combined entity after the exchange were those of the subsidiary prior to the exchange, a change in ownership did not take place. As this exchange lacked substance, it was not a purchase event and has been accounted for based on existing carrying amounts of the subsidiary's assets and liabilities, consistent with the guidance contained in FASB Technical Bulletin 85-5 Issues Relating to Accounting for Business Combinations. All significant intercompany balances and transactions have been eliminated.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the nine months ended July 31, 2004 and 2003 and the Period from inception on February 9, 2001 to July 31, 2004
(unaudited)


Interim Period Consolidated Financial Statements

The interim period consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such SEC rules and regulations. The interim period consolidated financial statements should be read together with the audited consolidated financial statements and accompanying notes included in the Company's audited consolidated financial statements for the years ended October 31, 2003 and 2002. In the opinion of the Company, the unaudited consolidated financial statements contained herein contain all adjustments necessary to present a fair statement of the results of the interim periods presented.

Revenue Recognition

Revenues from the sales of products will be recognized as the sales are made, the price is fixed and determinable, collectibility is probable and no significant Company obligations with regard to the products remain.

Loss Per Share

Basic loss per share is calculated by dividing the net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For all periods presented, all potentially issuable common stock is antidilutive because of the Company's net losses.

Foreign Operations and Currency Translation

The Company translates foreign assets and liabilities of its subsidiaries, other than those denominated in U.S. dollars, at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the average rate of exchange throughout the reporting period. Gains or losses from these translations are reported as a separate component of other comprehensive income (loss), until all or a part of the investment in the subsidiaries is sold or liquidated. The translation adjustments do not recognize the effect of income tax because the Company expects to reinvest the amounts indefinitely in operations.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in "general and administrative expenses" in the statement of operations, which amount was not material during the nine months ended July 31, 2004 and 2003.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the nine months ended July 31, 2004 and 2003 and the Period from inception on February 9, 2001 to July 31, 2004
(unaudited)


Effective August 1, 2003, the Company changed its functional currency from the Canadian dollar to the U.S. dollar. The Company continues to use the U.S. dollar as its reporting currency. The reason for the change was because a majority of the Company's transactions are denominated in U.S. dollars. Consistent with SFAS No. 53, Foreign Currency Translation, the change in functional currency will be accounted for prospectively, therefore, there is no effect on the historical financial statements. The translated amounts for nonmonetary assets at July 31, 2003, became the accounting basis for those assets as of August 1, 2003. Essential Innovations Corporation uses the Canadian dollar as its functional currency. Essential Innovations Asia Limited uses the Hong Kong dollar as it functional currency.

Stock-Based Compensation

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

The Company accounts for stock-based compensation arrangements with employees in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") and related interpretations and complies with the disclosure provisions of SFAS No. 123 Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is based on the difference, if any, between the fair value of the Company's stock and the exercise price of options issued on the date of grant ("the intrinsic-value method"). Unearned compensation, if any, is amortized over the vesting period of the individual options.

As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123. The following table illustrates the effect on net income (loss) if the fair-value-based method had been applied to all outstanding and unvested awards in each period:

                                                                                Nine months ended
                                                                                     July 31,
                                                                            2004                   2003
                                                                 ----------------------------------------------
Loss, as reported                                                 $        (1,226,735)   $        (1,681,042)
Add stock-based employee compensation expense included in                      61,403                540,335
    reported net loss, net of tax
Deduct total stock-based employee compensation expense
    determined under the fair-value method, net of tax                       (128,365)              (267,269)
                                                                 ----------------------------------------------
Pro forma loss                                                    $        (1,293,697)   $        (1,407,976)
                                                                 ==============================================
Pro forma loss per share                                          $             (0.11)   $             (0.14)
                                                                 ----------------------------------------------

                                                      F-29

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the nine months ended July 31, 2004 and 2003 and the Period from inception on February 9, 2001 to July 31, 2004
(unaudited)


2. Property and Equipment

Property and equipment consists of the following:


                                              Accumulated       Net Book
                                   Cost       Depreciation       Value
-----------------------------------------------------------------------------
Automotive equipment           $   23,186     $     6,160    $    17,026
Computer equipment                  5,310           2,827          2,483
Computer software                   1,862             669          1,193
                                   21,399           7,303         14,096
Leasehold improvements             34,003          32,404          1,599
-----------------------------------------------------------------------------
                               $   85,760     $    49,363    $    36,397
=============================================================================


3. Related Party Transactions and Balances

Due to Shareholders

Amounts due to shareholders at July 31, 2004, are unsecured, without specific terms of repayment and non-interest bearing with the exception of $30,000, for which interest is 12% of the principal amount, regardless of when repayment was made. During 2002, warrants were granted that entitle the holder of the $30,000 loan to purchase 50,000 common shares at $0.35 per share. The fair value of the warrants of $11,329 has been included in additional paid-in capital. During 2003, a shareholder settled $72,645 of non-interest bearing loans in exchange for 290,580 fully paid common shares. The common shares were recorded at their estimated fair value of $145,290, calculated by reference to the market value of the shares at the time of the settlement, and the Company recognized an additional expense of $72,645.

Other Related Party Transactions

During the nine months ended July 31, 2004:

o The Company incurred consulting fees and related expenses to a company controlled by an officer and director of the Company in the amount of $113,764 (2003 $51,186). The unpaid balance as at July 31, 2004, of
         $62,924 ( 2003 $1,186) is included in accounts payable.

o A special loan with a shareholder and director was renewed with the agreement to pay an additional $4,883 (Cdn $6,511) in financing costs incurred by the lender.

o Interest expense of $359 (2003 - nil) was accrued on short-term loans and advances to related parties.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the nine months ended July 31, 2004 and 2003 and the Period from inception on February 9, 2001 to July 31, 2004
(unaudited)


4. Share Capital

Preferred Shares
----------------

During 2002, the Company increased its authorized capital with the creation of 10,000,000 preferred shares of $0.001 par value. The designation of rights including voting powers, preferences and restrictions shall be determined by the board of directors before the issuance of any shares.

During 2003, the Company entered into an agreement for the acquisition of media credits requiring a deposit that the Company satisfied by issuing 400,000 Series A preferred shares. The Company recorded these shares at their estimated fair value of $440,000 or $1.10 per share. These shares were nonvoting, noncumulative and were automatically convertible into common shares, on a one-for-one basis, upon the later of 18 months after the date of the agreement, February 14, 2003, or 180 days after the Company's initial public offering yielding a minimum of $10 million. The preferred shares would have been redeemable at the option of the Company of $0.01 per share if media credits were not honored by the providers or any media credits remain unused after their expiration.

During the nine months ended July 31, 2004, all of the issued preferred shares were redeemed for a total of $4,000 which resulted in a premium on redemption of $3,600.

Common Shares
-------------

During the nine months ended July 31, 2004:

o The Company issued 36,652 common shares for services with a fair value of $11,663. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transactions, and the Company has recorded a loss of $24,989 on the exchanges resulting from an increase in value of the shares between the commitment date and settlement date.

o The Company issued 50,000 common shares to certain employees for services provided. The common shares have been recorded at their estimated fair value of $1.00 per share on the dates the services were provided.

o The Company issued a total of 509,029 common shares to certain management and directors for payment of accrued wages and loans in the amount of $381,772. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction, and the Company has recorded a loss of $127,257 resulting from the transactions.

o The Company issued 53,730 common shares to a certain employee for services provided with a fair value of $67,162. The common shares have been recorded at their estimated fair value of $1.25 per share on the date of the transaction.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the nine months ended July 31, 2004 and 2003 and the Period from inception on February 9, 2001 to July 31, 2004
(unaudited)


o The Company issued 17,668 common shares for payment of certain services received with a fair value of $8,834. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction, and the Company has recorded a loss of $8,834 on the exchange.

o The Company issued 50,083 common shares to certain employees for services provided. The common shares have been recorded at their estimated fair value of $1.00 per share on the dates that the services were provided and the Company has recorded a loss of $12,520 resulting from the transactions.

o The Company received a subscription of $7,962 for 3,981 common shares that were not issued as at July 31, 2004..

During 2003, the Company issued 10,000 common shares for which proceeds had been received prior to October 31, 2002, and 364,945 common shares for total cash proceeds of $250,993 received during the year, including 25,800 shares at $0.25 per share, 187,000 shares at $0.50 per share, 13,750 shares at $0.64 per share, 134,497 shares at $1.00 per share and 3,898 shares at $2.00 per share. The Company paid stock issue costs of $1,915 of which $1,107 was paid to two officers and directors of the Company.

In addition, the Company recorded the following transactions during 2003:

o acquisition of certain automotive equipment from a stockholder, valued at $15,120, in exchange for 60,480 common shares. The common shares have been recorded at their estimated fair value of $0.50 per share on the date of the transaction, and the Company has recorded a loss of $15,120 on the exchange resulting from an increase in value of the shares between the commitment date and settlement date.

o settlement of a portion of certain shareholder and other loans totaling $92,645 for 370,580 common shares. The common shares have been recorded at their estimated fair value of $0.50 per share on the dates of settlement, and the Company recorded a loss of $92,645 arising from these settlements resulting from an increase in value of the shares between the commitment date and settlement date.

o issuance of 666,500 common shares, to certain employees and consultants for services provided. The common shares have been recorded at their estimated fair value on the dates the services were provided being 381,500 at the estimated fair value of $0.50 per share and 285,000 at the estimated fair value of $1.00 per share.

o acquisition of certain automotive equipment from a stockholder, with a fair value of $12,728, in exchange for 38,680 common shares. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction, and the Company recorded a loss of $25,952 on the exchange resulting from an increase in value of the shares between the commitment date and settlement date.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the nine months ended July 31, 2004 and 2003 and the Period from inception on February 9, 2001 to July 31, 2004
(unaudited)


o settlement of $50,000 payable to a company controlled by a director and officer in exchange for 67,000 common shares. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction and the Company recorded a loss of $17,000 on the debt settlement resulting from an increase in value of the shares between the commitment date and settlement date.

o acquisition of certain automotive equipment and repairs from a related party, with a fair value of $31,200, in exchange for 124,800 common shares. The common shares have been recorded at their estimated fair value of $1.00 per share on the date of the transaction and the Company has recorded a loss of $93,600 on the exchange resulting from an increase in value of the shares between the commitment date and settlement date.

o issuance of 10,000 common shares for the option to acquire 650 acres in Rifle, Colorado, for $2.3 million. The common shares have been recorded at their estimated fair value of $1.00 per share.

o issuance of 50,000 common shares on the exercise of warrants by the holder at the exercise price of $0.25 per share. The Company received inventory with a fair value of $12,500 for these shares.

Stock Purchase Warrants

At July 31, 2004, the Company had outstanding warrants to purchase 250,000 shares of the Company's common stock, at $0.25 per share. The warrants expire in years beginning with 2007 and continuing through 2010. At July 31, 2004, 250,000 shares of common stock were reserved for that purpose.

Subsequent to July 31, 2004, 150,000 of these warrants were cancelled (note 9).

5. Stock-Based Compensation

Although the Company does not have a formal stock option plan, during 2004 and 2003, the Company issued stock options to directors, employees, advisors, and consultants.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the nine months ended July 31, 2004 and 2003 and the Period from inception on February 9, 2001 to July 31, 2004
(unaudited)


A summary of the Company's stock options is as follows:

                                                                       Number of           Weighted Average
                                                                         Options            Exercise Price
                                                                   -------------------     ------------------
Outstanding at October 31, 2001                                                    -       $          -

Granted
    Options issued to directors, employees, advisors, and
       consultants                                                         2,520,000               0.61
    Options issued to others                                                  60,000               0.88
                                                                   -------------------
Outstanding at October 31, 2002                                            2,580,000               0.62


Granted
    Options issued to directors, employees, advisors, and
       consultants                                                         2,131,700               0.91
    Options issued to others                                                 158,300               0.91
                                                                   -------------------
Outstanding at October 31, 2003                                            4,870,000               0.75
     Options issued to employees and consultants                             390,000               1.06
                                                                   -------------------
Outstanding as July 31, 2004                                               5,260,000               0.76
                                                                   ===================


The following table summarizes stock options outstanding at July 31, 2004:
                                                                                               Number
                              Number Outstanding at         Average Remaining              Exercisable at
     Exercise Price               July 31, 2004          Contractual Life (Years)          July 31, 2004
-------------------------    ------------------------    -------------------------    ------------------------
         $0.25                          404,750                    3.43                          404,750
          0.50                          547,250                    4.95                          547,250
          0.75                        1,458,000                    7.11                        1,458,000
          1.00                        2,613,750                    6.48                        2,526,250
          1.25                           50,000                    3.43                           50,000
          1.50                          170,000                    5.75                           82,500
          2.00                           16,250                    5.75                           16,250
                             ------------------------                                 ------------------------
                                      5,260,000                                                5,085,000
                             ========================                                 ========================

The fair value of each option granted is estimated at the date of grant using the Black-Scholes option-pricing model. The assumptions used in calculating the fair value of the options granted were risk-free interest rate of 5.0%, a 5-year expected life and a dividend yield of 0.0%.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the nine months ended July 31, 2004 and 2003 and the Period from inception on February 9, 2001 to July 31, 2004
(unaudited)


6. Business Segment Information

Through July 31, 2004, the Company operated in two reportable business segments
- geothermal and bio-energetic medical. The segments were managed separately because each business required different production and marketing strategies. The geothermal segment is located in the Americas and the bio-energetic medical segment wais located in Asia. As discussed in note 9, subsequent to July 31, 2004, the Company terminated its agreement to distribute SOTA products, which constituted the entire bio-energetic medical segment. For the accompanying financial statements, the Company has not reported this as a discontinued operation as such presentation is not material to these financial statements. Summarized financial information by segment for the three and nine months ended July 31, 2004 and 2003, and cumulative from February 9, 2001 (inception) to July 31, 2004, as taken from the internal management reports, is as follows:

                                                                                          Cumulative
                      Three months ended July 31          Nine months ended July 31       during the
                    ---------------- ---------------- ----------------- ----------------  development
                         2004             2003              2004             2003            stage
                    ---------------- ---------------- ----------------- ---------------- ----------------
Revenue
   Geothermal       $           -    $            -   $             -   $            -   $          173
   Bio-Energetic                -                 -                 -                -            8,371
                    -------------    --------------   ---------------   --------------   --------------
                    $           -    $            -   $             -   $            -   $        8,544

Loss
   Geothermal       $    (317,625)   $     (596,235)  $    (1,224,136)  $   (1,677,371)  $   (4,315,990)
   Bio-Energetic           (1,889)             (150)           (2,599)          (3,671)        (116,829)
                    -------------    --------------   ---------------   --------------   --------------
                    $    (319,514)   $     (596,385)  $    (1,226,735)  $   (1,681,042)  $   (4,432,819)


Assets
   Geothermal       $      82,301
   Bio-Energetic            1,909
                    -------------
                    $      84,210


7. Lease Commitment

The Company entered into a lease for new manufacturing and office premises for a term of three years from July 1, 2004, plus two options to renew for two years each. This lease calls for annual minimum payments of: first year $110,205; second year $111,627; third year $113,049.

ESSENTIAL INNOVATIONS TECHNOLOGY CORP
(a Development Stage Enterprise)
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the nine months ended July 31, 2004 and 2003 and the Period from inception on February 9, 2001 to July 31, 2004
(unaudited)

8. Comparative Figures

Certain comparative figures have been reclassified to conform with the current presentation.

9. Subsequent Events

Subsequent to July 31, 2004, the Company:

         a) signed an agreement with SOTA Instruments Inc. terminating the agreement to distribute SOTA products. The remaining outstanding 150,000 warrants issued to SOTA Instruments Inc. were returned to the Company and cancelled. Management expects to formalize the plan for disposal of this segment during the fourth quarter and will report the operations accordingly in the annual report. Any gain or loss from this disposal is not expected to be material.

         b) agreed to issue 100,000 common shares, with an estimated fair value of $1.00 per share, of the Company as payment under a non-refundable option agreement to acquire a 75% equity interest in Cavco, LLC, a Kentucky limited liability company that is involved in developing an 18-hole golf course and residential lots in Kentucky, for consideration of (i) a 6% promissory note in the amount of $800,000 payable, to the owner of the 75% equity interest in Cavco, LLC, 12 months after closing that can, at the option of the holder, be converted into common shares of the Company at share prices varying between $1.25 to $1.75 per share, and (ii) a carried 5% interest in Cavco, LLC. The Company is also required to arrange new financing for Cavco, LLC, in a minimum amount of approximately $5 million.

         c) agreed to issue 15,681 common shares to certain employees for accrued services owing in the amount of $11,761 and an additional 32,500 common shares to the same employees for agreeing to provide their continuing services. The common shares will be recorded at their estimated value of $1.00 per share.

=======================================  =======================================

---------------------------------------
          TABLE OF CONTENTS
---------------------------------------

Prospectus Summary Information.......2             $3,750,000 Maximum
Risk Factors.........................4
Forward-Looking Statements...........8
No Net Proceeds to Us................9
Common Stock and Dividend Policy.....9
Management's Discussion and                       ESSENTIAL INNOVATIONS
  Analysis or Plan of Operation......9              TECHNOLOGY CORP.
Business and Property...............13
Management..........................19
Principal Stockholders..............24
Certain Transactions................26
Description of Securities...........29
Selling Stockholders................30          3,000,000 Shares Maximum
Plan of Distribution................33                Common Stock
Legality of Stock...................34              $0.001 Par Value
Where You Can Find
  Additional Information............34
Change in Accountant................35
Index to Financial Statements.......36


You should rely on the information                ---------------------
contained in this Prospectus. No                       PROSPECTUS
dealer, salesperson or other person is            ---------------------
authorized to give information that is
not contained in this Prospectus. This
Prospectus is not an offer to sell nor
is it seeking an offer to buy these
securities in any jurisdiction where
the offer or sale is not permitted.
The information contained in this                  __________________, 2004
Prospectus is correct only as of the
date of this Prospectus, regardless of
the time of the delivery of this
Prospectus or any sale of these
securities.

=======================================  =======================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

--------------------------------------------------------------------------------
               ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------------------------------------

         Subsection 1 of Section 78.7502 of the Nevada Revised Statutes (the "Nevada Law") empowers a corporation to indemnify any person that was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to Section 78.138 of the Nevada Law or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.138 of the Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that
(i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

         Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person that was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 78.7502 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2) of Section 78.7502, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the Nevada Law provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents that have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 of the Nevada Law empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.7502.

         Article VI of the registrant's articles of incorporation provides that, to the fullest extent permitted by the Nevada Law, the registrant shall indemnify directors and may indemnify officers, employees, or agents of the registrant to the extent authorized by the board of directors and in the manner set forth in the bylaws of the registrant. The bylaws provide, pursuant to Subsection 2 of Section 78.751, that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil or criminal, must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon delivery, if required by Nevada Law, of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the corporation. The registrant also enters into indemnification agreements consistent with Nevada Law with certain of its directors and officers. In addition, the registrant's officers and directors are provided with indemnification against certain liabilities pursuant to a directors' and officers' liability policy.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and therefore, is unenforceable. (See Item 28. Undertaking.)

--------------------------------------------------------------------------------
              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
--------------------------------------------------------------------------------

         The following table sets forth the estimated expenses payable by Registrant in connection with the offering:

     Nature of Expense                                             Amount
SEC registration fees........................................   $    2,023
Accounting fees and expenses.................................       45,000
Legal fees and expenses......................................       50,000
Printing and engraving expenses..............................       12,500
State securities laws compliance fees and expenses...........       22,500
Miscellaneous................................................       17,977
                                                                ----------
         Total...............................................   $  150,000
                                                                ==========


--------------------------------------------------------------------------------
                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
--------------------------------------------------------------------------------

         During the three years preceding the filing of this registration statement, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

         Transactions involving the issuances of stock to persons who, at the time of such transactions, were either executive officers, directors, principal stockholders or other affiliates are noted. In each case of the issuance of stock to affiliates, unless otherwise noted, such affiliates purchased stock on the same terms at which stock was sold to unrelated parties in contemporaneous transactions, and such transactions were approved unanimously by the disinterested directors.

Issuances to Founders, Directors and Executive Officers

         Issuances upon Organization

         In March and April 2001, we issued an aggregate of 8,000,000 shares of our common stock to our founders and initial members of our board of directors. These shares were issued at their par value of $0.001 per share in recognition of the founder's contributions of the business plan and organizational efforts and of the directors' agreement to serve in that capacity. Each of our founders and initial directors was intimately acquainted with our business plan and proposed activities at the time of the issuance of these shares.

         Subsequent Issuances

         On June 1, 2001, we issued 70,000 shares of our common stock to the members of our board of directors at their par value of $0.001 per share in recognition of their continued service on our board of directors.

         In February 2003, we agreed to issue to Kenneth G.C. Telford and a member of his staff an aggregate of 175,000 shares of common stock and options to purchase 475,000 additional shares of common stock (250,000 with an exercise price of $0.50 per share and 225,000 with an exercise price of $1.00 per share) for consulting services, including Mr. Telford acting as our chief financial officer, between January and September 2003. Mr. Telford represented in writing that he was not a resident of the United States, acknowledged that the securities constituted restricted securities, and consented to a restrictive legend on the securities to be issued. This transaction was made in reliance on Regulation S.

         In March 2003, we issued 290,580 shares of our common stock to Morpheus Financial Corporation (which at that time was deemed to be owned by William Yang, one of our directors) upon the conversion of $72,465 owed to it at an agreed conversion rate of $0.25 per share. Morpheus Financial Corporation represented in writing that it was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

         In March 2003, we also issued 50,000 shares at an agreed value of $0.50 per share to Mr. Yang as compensation for providing consulting and advisory services in Hong Kong and the People's Republic of China related to the formulation and development of our marketing and distribution plan in the Asia-Pacific region. Mr. Yang represented in writing that he was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         In September 2003, we formalized an agreement effective July 31, 2003, and agreed to issue 67,000 shares of our common stock to a company controlled by Kenneth G.C. Telford, a director and our chief financial officer, upon the conversion of $50,000 owed to him in accrued but unpaid consulting fees at an agreed conversion rate of $0.75 per share. Also in September 2003, we agreed to issue to Mr. Telford 200,000 shares of our common stock as consideration for his agreement to enter into a new employment agreement with us. Mr. Telford represented in writing that he was not a resident of the United States, acknowledged that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

         In September 2003, we agreed to issue 25,000 shares of our common stock to Peter Bond in recognition of his agreement to serve on our board of directors. Mr. Bond acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued.

         In September 2003, we formalized agreements effective July 31, 2003, with three of our executive officers, two of whom are also directors, to issue options to purchase an aggregate of 278,000 shares of our common stock, upon the conversion of a total of $208,876 owed to them in accrued but unpaid salary. Also in September 2003, we agreed to issue the same three executive officers options to purchase an aggregate of 650,000 shares of our common stock as consideration for their agreements to enter into new employment agreements with us. Each of the executive officers was not a resident of the United States, and each acknowledged that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

         On October 1, 2003, we issued to Jason McDiarmid, our president and chief executive officer, options to purchase 50,000 shares of our common stock at any time before January 1, 2011, of which 25,000 options have an exercise price of $0.25 per share and 25,000 options have an exercise price of $0.50 per share. The options were issued as consideration for Mr. McDiarmid's making a loan to us.

         On March 1, 2004, we issued options to purchase 150,000 shares of common stock to Russell White in recognition of his agreement to serve on our board of directors. Of these options, 75,000 were vested upon their grant (37,500 of which have an exercise price of $1.00 per share and 37,500 of which have an exercise price of $1.50 per share) and expire on July 1, 2010; the other 75,000 options become vested on March 1, 2005 (37,500 of which have an exercise price of $1.00 per share and 37,500 of which have an exercise price of $1.50 per share) and expire on March 1, 2010.

         In March 2004, we issued 509,029 shares of our common stock to four of our executive officers, three of whom are directors, upon the conversion of accrued but unpaid salaries and amounts due under loan agreements. The shares were issued at a price of $0.75 per share. Each of the executive officers was not a resident of the United States and each acknowledged that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. These transactions were made in reliance on Regulation S.


         In October 2004, we agreed to issue 225,000 shares of common stock to our director, Peter Bond, in recognition of his agreement to serve as our chief operating officer. Mr. Bond acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. At the same time, we granted Mr. Bond options to purchase 300,000 shares of our common stock--150,000 of those options were immediately exercisable (75,000 of which have an exercise price of $1.00 per share and 75,000 of which have an exercise price of $1.50 per share) and the remaining 150,000 options vest on September 15, 2005, subject to Mr. Bond's continued employment with us (75,000 of which have an exercise price of $1.00 per share and 75,000 of which have an exercise price of $1.50 per share).

         In October 2004, we agreed to issue an aggregate of 368,000 shares of our common stock to four of our executive officers, three of whom are also directors, upon conversion of $276,000 in accrued but unpaid salary. Each of the executive officers was not a resident of the United States, and each acknowledged that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.


Issuances to Investors outside the United States


         During the period from our inception (February 9, 2001) through the date of this registration statement, we have sold an aggregate of 2,396,137 shares of our common stock to a total of 61 investors outside the United States for a total of $834,834 in cash. These shares were issued at prices ranging from $0.25 to $2.00 per share. No general solicitation was used, no commission or other remuneration was paid in connection with such transactions, and no underwriter participated. All purchasers represented in writing that they were not residents of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These sales were made in reliance on Regulation S.


         In June 2001, we issued 25,000 shares of our common stock as compensation for services performed on our behalf by a contractor who assisted us with the construction and completion of the 2,000 square foot office space within our 7,000 square foot Canadian facility. These shares were issued at an agreed value of $0.001 per share. No general solicitation was used and no commission or other remuneration was paid in connection with the transaction. The purchaser represented in writing that he was not a resident of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         In March 2003, we issued 60,480 shares of our common stock to an automobile dealer in Canada for two vehicles with an agreed value of $15,120. No general solicitation was used and no commission or other remuneration was paid in connection with the transaction. The purchaser represented in writing that it was not a resident of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         In March 2003, we issued an aggregate of 271,500 shares at an agreed value of $0.50 per share to a total of four of our employees in Canada as compensation for their efforts in the development and pre-commercialization of our EI Elemental Heat Energy System and the ongoing sales, marketing, and administrative day-to-day operation and oversight of the corporation. The employees represented in writing that they were not residents of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. These sales were made in reliance on Regulation S.

         In March 2003, we issued 80,000 shares of our common stock to Norman Wuschke (the father of one of our directors) upon the conversion of $20,000 owed to him at an agreed conversion rate of $0.25 per share. Mr. Wuschke represented in writing that he was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

         In March 2003, we issued 10,000 shares at an agreed value of $0.50 per share to one nonaffiliated individual for financial consulting and advisory services performed on our behalf, focused particularly on introductions to certain experienced individuals who might agree to join us as members of our board of directors or advisory board. The recipient represented in writing that he was not a resident of the United States and that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         In July 2003, we issued an aggregate of 18,700 shares of common stock, options to purchase 6,250 shares of common stock at $1.00 per share, and options to purchase 6,250 shares of common stock at $2.00 per share to three investors for an aggregate of $18,700. All of the options are exercisable until July 1, 2010. Each investor is also entitled, in the event a trading market develops for our common stock and the share price is below $1.00 per share, to require us to issue them additional shares of common stock in the amounts necessary to have the total number of shares, when multiplied by the market price, equal the amount of their investment. All investors represented in writing that they were not residents of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These sales were made in reliance on Regulation S.

         In August 2003, we issued 38,680 shares of our common stock to an individual in Canada for one motor vehicle with an agreed value of $21,713. No general solicitation was used and no commission or other remuneration was paid in connection with the transaction. The purchaser represented in writing that he was not a citizen of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         In September 2003, we agreed to issue 3,898 shares of our common stock for $7,796 in cash. No general solicitation was used and no commission or other remuneration was paid in connection with the transaction. The purchaser represented in writing that it was not a resident of the United States, acknowledged that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued.

         In September 2003, we agreed to issue 124,800 shares of our common stock to an automobile dealer for one motor vehicle and vehicle maintenance with an agreed value of $31,200. No general solicitation was used and no commission or other remuneration was paid in connection with the transaction. The purchaser represented in writing that it was not a resident of the United States, acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificate to be issued. This sale was made in reliance on Regulation S.

         On October 1, 2003, we agreed to issue 50,000 shares of our common stock as compensation to a consultant serving as a liaison and public relations facilitator to generate sales, marketing and distribution channels in Asia. The recipient represented in writing that he was not a resident of the United States and that the securities constituted restricted securities, and consented to a restrictive legend on the certificate to be issued. This transaction was made in reliance on Regulation S.

         In January 2004, we agreed to issue an aggregate of 36,652 shares of our common stock to a nonaffiliated individual and a nonaffiliated entity for printing and drilling services, respectively. The recipients represented in writing that they were not residents of the United States and that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These transactions were made in reliance on Regulation S.

         In January 2004, we agreed to issue an aggregate of 50,000 shares of our common stock to two of our employees for engineering and hydro geologic services related to the EI Elemental Heat Energy System. Also in January 2004, we issued options to purchase an aggregate of 100,000 shares of our common stock with an exercise price of $0.75 per share. Each employee represented in writing that he was not a resident of the United States and that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These transactions were made in reliance on Regulation S.

         In January 2004, we issued options to purchase an aggregate of 40,000 shares of our common stock to two consultants, who have subsequently agreed to become employees of ours. One consultant provided computer systems and graphic design services, while the sales and marketing strategic services related to planning for our EI Elemental Heat Energy System. Each consultant received options to purchase 10,000 shares of common stock with an exercise price of $1.00 per share and options to purchase 10,000 shares of common stock with an exercise price of $1.50 per share. Each consultant represented in writing that it was not a resident of the United States and that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These transactions were made in reliance on Regulation S.

         In March 2004, we issued 17,668 shares of common stock upon the conversion of $8,834 due for professional services. The recipient represented in writing that it was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

         In March 2004, we issued 53,730 shares of common stock and options to purchase 100,000 shares of common stock, expiring December 31, 2007 (50,000 of which have an exercise price of $0.75 per share and 50,000 of which have an exercise price of $1.25 per share) to an employee as payment for services relating to corporate and media relations. The employee represented in writing that he was not a resident of the United States and that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

         In April 2004, we issued an aggregate of 9,344 shares of common stock to two employees as payment for services. One employee provided computer systems and graphic design services, while the other provided sales and marketing strategy services related to planning for our EI Elemental Heat Energy System. Each employee represented in writing that he was not a resident of the United States and that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These transactions were made in reliance on Regulation S.


         In August 2004, we issued an aggregate of 15,681 shares of common stock to three nonexecutive employees upon the conversion of $11,760 in accrued but unpaid wages and an additional 32,500 shares of common stock for their agreement to continue as employees. Each recipient represented in writing that he was not a resident of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These transactions were made in reliance on Regulation S.

         In October 2004, we issued an aggregate of 17,878 shares of common stock to three nonexecutive employees upon the conversion of $13,408 in accrued but unpaid wages. Each recipient acknowledged in writing that he was not a resident of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These transactions were conducted in reliance on Regulation S.

         In October 2004, we issued 150,000 shares of common stock to a consultant in consideration of his agreement to provide consulting services for an additional two years. We also issued 42,333 shares of common stock to the same consultant as payment for $10,583.25 in printing services. The recipient represented in writing that he was not a resident of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. These transactions were made in reliance on Regulation S.


Issuances to United States Investors

         Between May 2001 and April 2003, we issued an aggregate of 88,000 shares of our common stock to a total of four United States investors for a total of $33,000 in cash. These shares were issued at prices ranging between $0.25 and $0.50 per share. No general solicitation was used, no commission or other remuneration was paid in connection with such transactions, and no underwriter participated. All purchasers acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued.

         In March 2003, we issued 400,000 shares of Series A Preferred Stock with an agreed value of $3.75 per share to one investor as a deposit for the purchase of $1.5 million in media credits. No general solicitation was used, no commission or other remuneration was paid in connection with such transaction, and no underwriter participated. The purchaser acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificate to be issued. In June 2004, we exercised our contractual right to redeem these shares and will be paying an aggregate of $4,000 to redeem the 400,000 shares and have them returned for cancellation.

         In September 2003, we issued 10,000 shares of common stock to one unaffiliated investor as consideration for the grant of an option to purchase real property located in Colorado. No general solicitation was used, no commission or remuneration was paid in connection with the transaction, and no underwriter participated. The purchaser acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued.


         In August 2004, we agreed to issue 100,000 shares of common stock to one unaffiliated investor as consideration for the grant of an option to purchase real property located in Kentucky. No general solicitation was used, no commission or remuneration was paid in connection with the transaction, and no underwriter participated. The purchaser acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued.


Exemptions from Registration

         Except as expressly otherwise stated above, each of the above transactions was effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act as transactions not involving any public offering. In each case, the offering was limited and without any general solicitation, there were a limited number of investors, and the investors were sophisticated relative to an investment in the Company and able to bear the economic risks of their investment. Each transaction was negotiated with an officer of the Company to answer questions from the investors and provide additional material information requested, to the extent it could be provided without unreasonable effort or expense. The investors had access to material information of the kind that registration would provide. All certificates contained a restrictive legend.

--------------------------------------------------------------------------------
                                ITEM 27. EXHIBITS
--------------------------------------------------------------------------------

Exhibits

   Exhibit
   Number*                            Title of Document                                        Location
-------------- ----------------------------------------------------------------- -------------------------------------
   Item 3.     Articles of Incorporation and Bylaws
-------------- ----------------------------------------------------------------- -------------------------------------
    3.01       Articles of Incorporation                                         Incorporated by reference from the
                                                                                 registration statement on Form
                                                                                 SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

    3.02       Articles of Amendment to the Articles of Incorporation            Incorporated by reference from the
                                                                                 registration statement on Form
                                                                                 SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

    3.03       Bylaws                                                            Incorporated by reference from
                                                                                 amendment no. 1 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed September 12,
                                                                                 2003.

   Item 4.     Instruments Defining the Rights of Holders, Including Indentures
-------------- ----------------------------------------------------------------- -------------------------------------
    4.01       Specimen stock certificate                                        Incorporated by reference from the
                                                                                 registration statement on Form
                                                                                 SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

    4.02       Form of Designation of Rights, Privileges and Preferences         Incorporated by reference from the
               of Series A Preferred Stock                                       registration statement on Form
                                                                                 SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

   Item 5.     Opinion re: Legality
-------------- ----------------------------------------------------------------- -------------------------------------
    5.01       Opinion of Kruse Landa Maycock & Ricks, LLC                       This filing

  Item 10.     Material Contracts
-------------- ----------------------------------------------------------------- -------------------------------------

    10.02      Technology Sale Agreement between William Baumgartner and         Incorporated by reference from the
               Essential Innovations Technology Corp. dated February 20,         registration statement on Form
               2002                                                              SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.


                                      II-9

   Exhibit
   Number*                            Title of Document                                        Location
-------------- ----------------------------------------------------------------- -------------------------------------
    10.03      International Marketing Agreement among SOTA Instruments,         Incorporated by reference from the
               Inc., Essential Innovations Asia Limited and Essential            registration statement on Form
               Innovations Technology Corporation dated April 9, 2002            SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

    10.04      Agreement between: Crown Plaza Executive Suites Corporation       Incorporated by reference from the
               and Essential Innovations Technology Corporation dated            registration statement on Form
               November 26, 2002                                                 SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

    10.05      Official Term Sheet between Mr. Ken Telford and Essential         Incorporated by reference from the
               Innovations Technology Corp. effective January 1, 2003,           registration statement on Form
               signed February 21, 2003                                          SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

    10.06      Media Transfer and Stock Purchase Agreement among Essential       Incorporated by reference from the
               Innovations Technology Corporation, Digital Alliance Group,       registration statement on Form
               LLC, and Millennium Capital Quest Corp. dated as of               SB-2, SEC File No. 333-106839,
               February 14, 2003                                                 filed July 7, 2003.

    10.09      Letter of Agreement between Norm Wuschke and Essential            Incorporated by reference from
               Innovations Technology Corp. dated February 10, 2003              amendment no. 1 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed September 12, 2003.


    10.10      Letter of Agreement between Morpheus Financial Corporation        Incorporated by reference from
               and Essential Innovations Technology Corp. dated February         amendment no. 1 to the registration
               27, 2003                                                          statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed September 12, 2003.

    10.11      Letter of Commitment between Steve Wuschke and Essential          Incorporated by reference from
               Innovations Technology Corp. dated April 1, 2003                  amendment no. 1 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed September 12, 2003.

    10.12      Form of Subscription Agreement                                    Incorporated by reference from
                                                                                 amendment no. 1 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed September 12,
                                                                                 2003.

    10.13      Employment Term Sheet for Jason McDiarmid                         Incorporated by reference from
                                                                                 amendment no. 1 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed September 12,
                                                                                 2003.

    10.14      Employment Term Sheet for Ken Telford                             Incorporated by reference from
                                                                                 amendment no. 1 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed September 12,
                                                                                 2003.

                                     II-10

   Exhibit
   Number*                            Title of Document                                        Location
-------------- ----------------------------------------------------------------- -------------------------------------
    10.15      Employment Term Sheet for Steve Wuschke                           Incorporated by reference from
                                                                                 amendment no. 1 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed September 12,
                                                                                 2003.

    10.16      Employment Term Sheet for Stevan Perry                            Incorporated by reference from
                                                                                 amendment no. 2 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed November 17,
                                                                                 2003.

    10.17      Loan Agreement among Kenneth G.C. Telford, Inc., Essential        Incorporated by reference from
               Innovations Corp., and Essential Innovations Technology           amendment no. 2 to the registration
               Corp. dated September 1, 2003                                     statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed November 17, 2003.

    10.18      Loan Agreement between Jason McDiarmid and Essential              Incorporated by reference from
               Innovations Technology Corp., dated October 1, 2003               amendment no. 2 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed November 17, 2003.

    10.19      Loan Agreement between Jason McDiarmid and Essential              Incorporated by reference from
               Innovations Technology Corp., dated October 20, 2003              amendment no. 2 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed November 17, 2003.


    10.21      Consulting Agreement between Paul Yu and Essential                Incorporated by reference from
               Innovations Technology Corp. dated October 1, 2003                amendment no. 4 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed March 23, 2004.


    10.22      Media Credit and Stock Purchase Agreement Official                Incorporated by reference from
               Termination Letter between Essential Innovations Technology       amendment no. 6 to the registration
               Corporation and Millennium Capital Quest Corp. dated June         statement on Form SB-2, SEC File
               13, 2004                                                          No. 333-106839, filed June 22,
                                                                                 2004.

    10.23      Official Termination Letter dated August 16, 2004, among          Incorporated by reference from
               SOTA Instruments Inc. and Essential Innovations Asia              current report on Form 8-K filed
               Limited and Essential Innovations Technology Corp.                August 23, 2004.

    10.24      Lease Dated June 1, 2004, between 394617 B.C. Ltd. and            This filing.
               Essential Innovations Corporation, as modified by a letter agreement dated July 28, 2004

                                     II-11

   Exhibit
   Number*                            Title of Document                                        Location
-------------- ----------------------------------------------------------------- -------------------------------------
   Item 16     Letter on Change in Certifying Accountant
-------------- ----------------------------------------------------------------- -------------------------------------
    16.01      Letter from KPMG LLP to U.S. Securities and Exchange Commission   Incorporated by reference from
               dated July 9, 2004, regarding change in certifying accountant     amendment no. 7 to the registration
                                                                                 statement on Form SB-2, SEC File
                                                                                 No. 333-106839, filed July 9, 2004.

  Item 21.     Subsidiaries of the Registrant
-------------- ----------------------------------------------------------------- -------------------------------------
    21.01      Schedule of Subsidiaries                                          Incorporated by reference from the
                                                                                 registration statement on Form
                                                                                 SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

  Item 23.     Consents of Experts and Counsel
-------------- ----------------------------------------------------------------- -------------------------------------
    23.01      Consent of Peterson Sullivan PLLC                                 This filing

    23.02      Consent of KPMG LLP, Independent Registered Public                This filing
               Accounting Firm

    23.03      Consent of Kruse Landa Maycock & Ricks, LLC                       Included in 5.01 above

  Item 24.     Power of Attorney
-------------- ----------------------------------------------------------------- -------------------------------------
    24.01      Power of Attorney Signatures                                      Incorporated by reference from the
                                                                                 registration statement on Form
                                                                                 SB-2, SEC File No. 333-106839,
                                                                                 filed July 7, 2003.

------------------

* The number preceding the decimal indicates the applicable SEC reference number in Item 601, and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit, but no longer required.



--------------------------------------------------------------------------------
                              ITEM 28. UNDERTAKING
--------------------------------------------------------------------------------

         The undersigned registrant hereby undertakes that it will:

                  (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (a) include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (b) reflect in the prospectus any facts or events
                  which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (c) include any additional or changed material
                  information on the plan of distribution.

                  (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

                  (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The undersigned registrant requests acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, and includes the following:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

--------------------------------------------------------------------------------
                                   SIGNATURES
--------------------------------------------------------------------------------


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this post-effective amendment no. 1 to registration statement to be signed on its December 27, 2004.


                                         Essential Innovations Technology Corp.
                                         (Registrant)


                                         By  /s/ Jason McDiarmid
                                            ------------------------------------
                                           Jason McDiarmid, Its President
                                           and Principal Executive Officer

                                         By  /s/ Kenneth G.C. Telford
                                            ------------------------------------
                                            Kenneth G.C. Telford
                                            Its Principal Financial Officer


         In accordance with the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the date stated:

/s/ Jason McDiarmid
---------------------------------
Jason McDiarmid, Director

/s/ Steve Wuschke
---------------------------------
Steve Wuschke, Director

/s/ David Rezachek
---------------------------------
David Rezachek, Director

/s/ William Yang
---------------------------------
William Yang, Director                    By  /s/ Jason McDiarmid
                                            -----------------------------------
/s/ William Baumgartner                     Jason McDiarmid, Attorney-in-Fact
---------------------------------           Dated December 27, 2004
William Baumgartner, Director

/s/ Jeane Manning
---------------------------------
Jeane Manning, Director

/s/ Kenneth G.C. Telford
---------------------------------
Kenneth G.C. Telford, Director